As filed with the Securities and Exchange Commission on February 3, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

SPYR®, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	75-2636283 (I.R.S. Employer Identification Number)

__________________________________________________________

8547 E. Arapahoe Rd., #J527

Greenwood Village, CO 80112
Telephone: (303) 991-8000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

__________________________________________________________

Registered Agents, Inc.

401 Ryland Street, Ste. 200-A

Reno, NV 89502
Telephone: (775) 401-6800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________________________

Copies to:

Mailander Law Office, Inc.

Tad Mailander

4811 49th Street

San Diego, CA 92115

(619) 239-9034

1

Approximate date of commencement of proposed sale to the public
From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

2

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Newly Issued Common Stock to be registered as part of a Direct Primary Offering (as hereinafter defined	10,000,000	(2)	$0.25	$2,500,000	$272.75
Total	10,000,000		$0.25	$2,500,000	$272.75

(1)	An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)	Consists of 10,000,000 shares of common stock to be sold in a Direct Public Offering at a fixed price of $0.25 per share.

(3)	Calculated pursuant to Rule 457(a) based on the Amount of Securities to be Registered multiplied by the Proposed Maximum Fixed Offering Price per Share.

(4)	The Registrant formerly filed S-1 registration statements on August 31, 2018 (file number 333-227162) and on November 13, 2020 (file number 333-250069). Neither registration statement was made effective. No securities were sold pursuant to either registration statement. The Registrant filed Registration Withdrawal Requests on January 10, 2020 and January 19, 2021 respectively. Pursuant to Rule 457(p), the Registrant hereby applies the aggregate total dollar amount of the filing fees associated with its two prior withdrawn S-1 registrations, less its registration fee paid for its Form S-8 registration statement on January 19, 2021 equaling $2,149.46 as an offset against the filing fee associated with this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

3

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 3, 2021

Preliminary Prospectus

SPYR®, INC.

Shares of Common Stock

The Company is registering 10,000,000 shares of common stock at a fixed price of $0.25 per share in a direct public offering

(“Direct Offering”). See “Plan of Distribution” beginning on page 13 of this prospectus for more information.

Our shares of common stock subject to the Direct Offering are referred to herein collectively as our “Shares.” We estimate our total offering registration costs to be approximately $272.75 and our legal and auditor related fees will be $6,000 equaling at total expense to the Company of $6,272.75 relating to the registration, which will be paid from existing corporate funds, thus not affecting the proceeds of this offering. There is no minimum number of shares that must be sold by us for the offering to proceed. The Company will retain any proceeds from the Direct Offering.

Our Common Stock is currently quoted on the OTC Markets Pink under the symbol “SPYR”. On February 2, 2021, the closing price as reported was $0.197 per share. This price will fluctuate based on the demand for our Common Stock.

Investing in our Common Stock involves risks. See the heading “Risk Factors” commencing on page 8 of this Prospectus for a discussion of these risks, as well as in any Prospectus supplement related to these specific offerings.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 3, 2020

4

ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided in this Prospectus and any applicable Prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus and any applicable Prospectus supplement. You must not rely on any unauthorized information or representation. This Prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Prospectus and any applicable Prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this Prospectus, any applicable Prospectus supplement, or any sale of a security.

When we refer to SPYR®, Inc. we use the terms “SPYR®,” “the Company,” “us,” “we” and “our.”

References to “Management” in this Prospectus mean the senior officers of the Company. See “Directors and Executive Officers.” Any statements in this Prospectus made by or on behalf of Management are made in such persons’ capacities as officers of the Company and not in their individual capacities.

5

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our common stock. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The Offering

This is a Direct Offering of 10,000,000 shares our common stock at a fixed sales price of $0.25 per share. There is no minimum number of shares that must be sold by us for the offering to proceed. The Company will retain any proceeds from the Direct Offering, which will be used for general working capital purposes.

The Direct Offering shares will be sold in a “direct public offering” through our Chief Executive Officer, James R. Thompson, who may be considered an underwriter as that term is defined in Section 2(a)(11). Mr. Thompson will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Thompson intends to sell the shares being registered relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sale of the shares.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

Our Company

SPYR®, Inc. acts as a holding company to develop a portfolio of profitable subsidiaries, not limited by any particular industry or business. On March 24, 2015, the Company organized its wholly owned subsidiary SPYR APPS®, LLC, a Nevada Limited Liability Company, to engage in the development and publication of electronic games that are downloaded for free by users of mobile devices such as cellular telephones and tablets, including those using Apple’s iOS and Google’s Android mobile operating systems.

On October 20, 2020, we entered into a stock purchase agreement with Dr. Harald Zink and Richard Kelly Clark, sole shareholders of Applied MagiX, a Nevada corporation (“Applied MagiX”). In exchange for our promise to allocate $600,000 for the execution of Applied MagiX’s business plan we acquired all of the issued and outstanding shares of Applied MagiX, and Applied MagiX became our wholly owned subsidiary. Applied MagiX is a registered Apple® developer, and reseller of Apple ecosystem compatible products with an emphasis on the smart home market. As such, we entered the global “Internet of Things” (IoT) market, and more specifically, the segment of the market related to the development, manufacture and sale of devices and accessories specifically built on Apple’s HomeKit® framework. These products work within the Apple® HomeKit® ecosystem and are exclusive to the Apple market and its consumers.

Our Business and Strategy

SPYR APPS®, LLC

Historically, through our wholly owned subsidiary, SPYR APPS®, LLC, we engaged in the development, publication and co-publication of mobile electronic games, seeking to generate revenue through those games by way of advertising and in-app purchases. Contracting with a third-party developer, we released three games: “Plucky,” “Plucky Rush” and Rune Guardian in April, May and December 2015, respectively. Also, in 2015, we entered into a publishing and marketing agreement with Spectacle Games Publishing, for its “Massively Multiplayer Online Role Playing Game,” “Pocket Starships.” In 2016 we obtained an exclusive option to purchase all assets pertaining to Pocket Starships and on October 23, 2017, we restructured and exercised the option by entering into a definitive agreement pursuant to which we acquired all of the game related assets of Pocket Starships. As a result, we acquired rights to retain 100% of the revenue generated from the game and owned outright all of the assets related to the game. The acquisition included, among other assets, all Pocket Starships related intellectual property, the userbase, artwork, software, internet domains, game store accounts (such as App Store, Play Store, Amazon, and Facebook Gameroom), web portal accounts (Facebook, VK.com, Kongregate, etc.) and internet domains (www.pocketstarships.com). In 2017 we signed an agreement with CBS Consumer Products to incorporate Star Trek intellectual property into Pocket Starships. Also, in 2017, we entered into an agreement with Reset Studios, LLC for the development of two new idle tapper games, the first of which was Steven Universe: Tap Together. As of December 31, 2019, the Cartoon Network license for the Steven Universe IP was terminated and the game was removed from the stores. As of December 31, 2020, all of our games have been removed from the game stores. Our current business is focused on the development of our wholly owned subsidiary, Applied MagiX (discussed below).

6

Applied MagiX

Through our wholly owned subsidiary Applied MagiX we are a registered Apple® developer, and reseller of Apple ecosystem compatible products and accessories with an emphasis on the smart home market. As such, we are in the global “Internet of Things” (IoT) market, and more specifically, the segment of the market related to the development, manufacture and sale of devices and accessories specifically built on Apple’s HomeKit® framework. These products work within the Apple® HomeKit® ecosystem and are exclusive to the Apple market and its consumers. Apple® HomeKit® is a system that lets users control smart home devices, so long as they are compatible with the HomeKit® ecosystem, giving users control over smart thermostat, lights, locks and more in multiple rooms, creating comfortable environments and remote control of other connected devices. HomeKit® is an easy starting point for Apple users who are just beginning to set up their smart homes.

Apple® HomeKit® app for iOS lets users securely control, organize and manage any smart home devices labeled as a "Works with Apple HomeKit” accessory. In the app, users can organize accessories by room, manage multiple accessories at the same time, control a home with Siri, and more.

As of the date of this prospectus, Applied MagiX’s operations are in the development stage.

We are a publicly listed company quoted on the OTC Market under the symbol “SPYR.”

Where You Can Find Us

All administrative activities of the Company are conducted remotely given the COVID-19 pandemic. Our mailing address is 8547 E. Arapahoe Rd., #J527, Greenwood Village, CO 80112.

Our telephone number is (303) 991-8000.

Summary of Financial Data

The following information represents selected audited financial information for our company for the year ended December 31, 2019 and selected unaudited financial information for our company for the nine-month period ended September 30, 2020. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations beginning on page 22 of this prospectus.

Statements of Operations Data	Nine Month Period Ended September 30, 2020 (Unaudited)	Year Ended December 31, 2019
Revenue	$189,000	$353,000
Operating expenses	$(851,000)	$(1,528,000)
Other expenses	$(200,000)	$(790,000)
Loss from continuing operations	$(862,000)	$(1,965,000)
Basic and diluted loss per share	$(0.00)	$(0.01)

7

Balance Sheets Data	As of September 30, 2020	As of December 31, 2019
Cash and Cash Equivalents	$8,000	$10,000
Total Current Assets	$25,000	$103,000
Total Current Liabilities	$5,129,000	$4,747,000
Total Stockholders’ Deficit	$(4,976,000)	$(4,386,000)
Accumulated Deficit	$(58,778,000)	$(57,916,000)

RISK FACTORS

An investment in our company involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the following risk factors described in this prospectus and the risk factors that may be described in any applicable prospectus supplement and the documents incorporated by reference in this prospectus. You should consider these matters in conjunction with the other information included or incorporated by reference in this prospectus. The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about, or that we currently believe are not material, may also adversely affect our business. Our business, results of operations or financial condition could be seriously harmed, and the trading price of our common stock may decline due to any of these or other risks.

This prospectus contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this prospectus and include statements regarding the intent, belief or current expectations of our management, directors or officers primarily with respect to our future operating performance. Prospective purchasers of our securities are cautioned that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements due to various factors. The accompanying information contained in this prospectus, including the information set forth below, identifies important factors that could cause these differences. See “Special Note Regarding Forward-Looking Statements” on page 11.

RISKS RELATED TO OUR FINANCIAL POSITION AND RESULTS OF OPERATIONS

We Have Historically Lost Money and Losses May Continue in the Future.

No assurances can be given we will be successful in reaching or maintaining profitable operations. Historically, we have relied upon the sales of our common stock, financing, and proceeds from the sales of marketable securities held for sale to generate funds to finance our activities. We currently have limited cash on hand to conduct the ongoing development of our digital advertising and publishing efforts, including mobile application and game development, and for exploring opportunities and new acquisitions. Our Apple® HomeKit® business is in its developmental stages and are insufficient as of the date of this prospectus to generate sufficient revenues to finance our future operations. The existence of available financing or opportunities for sales of our common stock on acceptable terms is uncertain. We cannot assure you that sufficient financing, whether from external sources or related parties, will be available if needed, or on favorable terms. Further, the sale of our common stock to raise capital may cause significant dilution to our existing shareholders. The value of our marketable securities held for sale fluctuates from day to day instantaneously. You should not rely upon the prospective value of any of our marketable securities held for sale as a basis for an investment decision in our Company, since any value assigned to them is subject to material changes based on the inter-day trading values of those securities and are an unreliable basis for evaluating our revenue and funding for our future operations.

We have a history of operating losses and expect to incur losses for the foreseeable future. We may never generate significant revenues or achieve profitability.

Our electronic games business has historically lost money. The net loss for the fiscal year December 31, 2019 was $(1,965,000), and for the nine months ended September 30, 2020 was $(862,000), and future losses are likely to occur. For the year ended December 31, 2019, our revenues from our Electronic Games operations was $51,000, and for the nine months ended September 30, 2020, our revenues from our Electronic Games operations was $4,000. Given our continued losses and limited revenue from our electronic games business, we have moved to a new model focused on Apple® HomeKit® through our wholly owned subsidiary, Applied MagiX that is in the development stage. There is no guarantee that our business model for Apple® HomeKit® products through Applied MagiX will be successful.

8

We have a new and evolving business model.

Our Company and its prospects should be examined in light of the risks and difficulties frequently encountered by new and development stage companies in new and rapidly evolving markets. These risks include, among other things, the speed at which we can develop, Apple® HomeKit® products; the growth of our Apple® HomeKit® business, and our ability to generate revenues from these ventures.

We have a history of losses, our accountants expressed doubts about our ability to continue as a going concern and we require additional capital to execute our business plan.

As of the date of this prospectus, we have not yet achieved profitable operations. We have accumulated losses, a working capital deficiency and we expect to incur further losses in the implementation of our current business plan, all of which, according to our accountants, casts substantial doubt about our ability to continue as a going concern. We will require additional funds through the receipt of conventional sources of capital or through future sales of our Shares, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. These actions will result in dilution of the ownership interests of existing stockholders and may further dilute our book value, and that dilution may be material.

RISKS RELATED TO OUR BUSINESS

If we are unable to successfully develop our new business model focused on Applied MagiX, our business and financial condition will be adversely affected.

The market for Apple® HomeKit® is new. Our entry into this market is in the development stage. There can be no assurance that we will successfully develop, manufacture and market Apple® HomeKit® products with features that respond to the changing needs of the market or that we will successfully manage transitions. Further, failure to generate sufficient cash from operations or financing activities to develop or obtain Apple® HomeKit® products could have a material adverse effect on our results of operations and financial condition.

If we are unable to hire additional qualified personnel, our ability to grow our business may be harmed.

Over time we will need to hire additional qualified personnel with expertise in Apple® HomeKit® products production, development, manufacturing, financial matters and sales and marketing. We compete for qualified individuals with numerous other companies. Competition for such individuals is intense, and we cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success.

We rely on key members of management, and the loss of their services could adversely affect our success and development.

Our success depends on the expertise and continued service of certain other key executives and technical personnel. These individuals are a significant factor in our growth and ability to meet our business objectives in the Apple® HomeKit® segment. Additionally, our success is highly dependent upon the efforts of our executive officers and our directors. It may be difficult to find a sufficiently qualified individual to replace key executives in the event of death, disability or resignation, resulting in our being unable to satisfactorily execute our business. The loss of one or more of our executive officers and directors could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of an investor’s investment.

Compensation may be paid to our executive officers, directors and employees regardless of our profitability, which may limit our ability to finance our business and adversely affect our business.

Our executive officers are receiving compensation, and other current and future employees of our company may be entitled to receive compensation, payments and reimbursements regardless of whether we operate at a profit or a loss. Such obligations may negatively affect our cash flow and our ability to finance our digital publishing and advertising initiatives, which could cause our business to fail.

Because of pressures from competitors with more resources, we may fail to implement our business strategy profitably.

The Apple® HomeKit® products business is highly fragmented, extremely competitive, and subject to rapid change. By its nature, the business risks associated therewith are numerous and significant. The market for customers is intensely competitive and such competition is expected to continue to increase. We believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new Apple® HomeKit® products, and enhancements to our existing Apple® HomeKit® products developed and sold by us. We are a new Apple® HomeKit® products company. Larger and more established companies, with significantly greater resources, are active in our market with similar technologies, and may be in better competitive positions than we are.

9

We may be unable to compete with larger or more established companies.

We face a large and growing number of competitors in the Apple® HomeKit® products market. Many of these competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition, and more established relationships in these industries than we do. As a result, certain of these competitors may be in better positions to compete with us for customers and audiences. We cannot be sure that we will be able to compete successfully with existing or new competitors.

If our Apple® HomeKit® products do not achieve market acceptance, we may not have sufficient financial resources to fund our operations or further development.

While we believe that a viable market exists for our Apple® HomeKit® products, there is no assurance that our products will prove to be an attractive alternative to conventional or competitive products in the markets that we have identified. If a viable market for our Apple® HomeKit® products cannot be created for our business or our products do not achieve market acceptance, we may need to commit greater resources than are currently available to develop commercially viable and competitive Apple® HomeKit® products. There can be no assurance that we would have sufficient financial resources to fund such development or that such development would be successful. In addition, if our Apple® HomeKit® products do not generate sufficient revenues, or we are unable to raise additional capital, we may be unable to fund our operations. Our ability to raise additional funds will depend on financial, economic and other factors, many of which are beyond our control. There can be no assurance that, when required, sufficient funds will be available to us on satisfactory terms.

RISKS RELATED TO OUR COMMON STOCK

Our Common Stock May Be Affected By Limited Trading Volume and May Fluctuate Significantly

There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop or, if developed, be maintained. As a result, this could adversely affect our shareholders’ ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. Substantial fluctuations in our stock price could significantly reduce the price of our stock.

There is no Assurance of Continued Public Trading Market, and Being a Low-Priced Security May Affect the Market Value of Our Stock

To date, there has been only a limited public market for our common stock. Our common stock is currently quoted on the OTC Pink Sheets. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of our stock. Our stock is subject to the low-priced security or so called “penny stock” rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the SEC, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions that we no longer meet). For example, brokers/dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

-	the bid and offer price quotes in and for the “penny stock,” and the number of shares to which the quoted prices apply,
-	the brokerage firm’s compensation for the trade, and,
-	the compensation received by the brokerage firm’s sales person for the trade.

10

In addition, the brokerage firm must send the investor:

-	a monthly account statement that gives an estimate of the value of each “penny stock” in the investor’s account, and,
-	a written statement of the investor’s financial situation and investment goals.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker/dealer, the broker/dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives. The broker/dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission’s rules may limit the number of potential purchasers of the shares of our common stock.

Resale restrictions on transferring “penny stocks” are sometimes imposed by some states, which may make transaction in our stock more difficult and may reduce the value of the investment. Various state securities laws pose restrictions on transferring “penny stocks” and as a result, investors in our common stock may have the ability to sell their shares of our common stock impaired.

There can be no assurance we will have market makers in our stock.

If the number of market makers in our stock should decline, the liquidity of our common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

Any payment of cash dividends will depend upon our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Furthermore, we may incur additional indebtedness that may severely restrict or prohibit the payment of dividends.

Nevada Law and Our Charter May Inhibit a Takeover of Our Company That Stockholders May Consider Favorable

Provisions of Nevada law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our company. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. We use words such as “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof, and other statements contained in this prospectus, regarding matters that are not historical facts and are forward-looking statements. Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to those risks identified under “Risk Factors” and from time to time in our other filings with the SEC. The information in this prospectus or any prospectus supplement speaks only as of the date of that document and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

11

Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our games and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

USE OF PROCEEDS

We will receive proceeds from any sale of the shares of Common Stock under the Direct Offering. We estimate that the net proceeds to us from the sale of our common stock in the Public Offering will be approximately $2,500,000 on a fixed offering price of $0.25 per share and assuming the Company sells all of the shares in the Offering.

We estimate our total offering registration costs to be approximately $272.75 and our legal and auditor related fees will be $6,000 equaling at total expense to the Company of $6,272.75 relating to the registration, which will be paid from existing corporate funds, thus not affecting the proceeds of this offering.

Proceeds from the Direct Offering will be used for general working capital, research and development costs, marketing costs related to our Applied MagiX business.

DETERMINATION OF OFFERING PRICE

Our shares of Common Stock are currently listed on the OTC Markets Pink under the symbol “SPYR”. The fixed offering price of the Shares is $0.25 and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, on the basis of the closing price of the shares of Common Stock of the Company as reported on the OTC Markets Group, Inc, on February 2, 2021.

DILUTION

Our sale of up to 10,000,000 shares of our common stock in conjunction with the Direct Offering will have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

THE OFFERING

This prospectus relates to:

1)	The offer and sale from time to time of up to 10,000,000 of the Company’s common shares in the Direct Offering. The 10,000,000 shares being offered by us will represent approximately 4.76% of the 210,137,631 shares of Common Stock issued and as of the date immediately preceding this Prospectus. We intend to offer and sell these shares through our officers and directors who will receive no compensation or fees with the offers and/or sales.

2)	Common Shares Outstanding Prior to the Offering: 210,137,631.

3)	After the Offering, assuming all 10,000,000 in the Offering are sold: 220,137,631.
12

PLAN OF DISTRIBUTION

The Direct Offering shares will be sold in a “direct public offering” through our officer, Mr. James R. Thompson, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Thompson will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Thompson intends to sell the shares being registered according to the following plan of distribution:

Shares will be offered to friends, family, business associates and other associates of Mr. Thompson.

Mr. Thompson will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sale of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), he must be in compliance with all of the following:

●	he must not be subject to a statutory disqualification;

●	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

●	he must not be an associated person of a broker-dealer;

●	he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and,

●	he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Thompson will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii). Neither Mr. Thompson, nor any of his affiliates, will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a simple subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

●	prospectus, with subscription agreement, is delivered by the Company to each offeree;

●	the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is faxed to counsel for review;

●	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;

●	once approved by counsel, the subscription is accepted by Mr. Thompson, and the funds deposited into an account labeled: SPYR, Inc. within four (4) days of acceptance;

●	subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

The Selling Security Holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of our common stock purchased in the Direct Offering on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. The Selling Security Holders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
13

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a fixed price per share;

●	a combination of any such methods of sale; and,

●	any other method permitted pursuant to applicable law.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Pink at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

All sales by the Company to the public through direct Primary Offering will be issued directly from the Company to the subscriber as a proceeds-generating offering for the Company.

DESCRIPTION OF SECURITIES

Capital Stock

We are authorized to issue 750,000,000 shares of Common Stock, $0.0001 par value, and 10,000,000 preferred shares, $0.0001 par value.

Common Stock

As of February 2, 2021, 210,137,631 shares of Common Stock are issued and outstanding.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to a preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of Common Stock now outstanding are fully paid for and non-assessable. We refer you to our certificate of incorporation, bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our Common Stock have been addressed in this section.

Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

14

Preferred Stock

As of February 2, 2021, we have two series of preferred stock issued and outstanding:

•	107,636 shares of Series “A” Convertible Preferred Stock (convertible to 26,909,028 common shares), par value $0.0001. In our discretion, we will determine when and if dividends will be paid on the Class “A” Convertible Preferred Stock, and whether it will be paid in cash, shares of Common Stock, or a combination of both. All Class “A” Preferred Stockholders shall be treated the same with respect to the payment of dividends. In the event the Company elects to pay a portion or all of the dividends on the Class “A” Preferred Stock by issuing shares of the Company's Common Stock, the shares of common stock issued as dividends will be restricted, unregistered shares, and will be subject to the same transfer restrictions that apply to the shares of Class “A” Preferred Stock. The dividend is payable as may be determined by the Board of Directors, out of funds legally available therefor. The Class “A” Convertible Preferred Stock will have priority as to dividends over the Common Stock. The holders of the Class “A” Preferred Stock shall vote for the election of directors, and shall have full voting rights, except that each Class “A” Preferred share shall entitle the holder to exercise ten thousand (10,000) votes for each one (1) Class “A” Preferred Share held. The Class “A” Convertible Preferred Shares are not redeemable; and,

•	20,000 shares of Series “E” Convertible preferred stock, par value $0.0001. The Series “E” Convertible preferred stock pays no dividends and is convertible to common stock based upon proceeds received upon issuance of the shares, divided by the average closing bid price for the Company’s common stock for the 5 trading days prior to the conversion date, and is adjustable to prevent dilution. At February 2, 2021, the 20,000 Class “E” preferred shares were convertible to 712,149 common shares, and convertible at the option of the Company at par value only after repayment of any shareholder loans from Joseph Fiore, our former Chairman of the Board, and subject to the holder’s option to convert. Owners of Series “E” Convertible preferred stock are entitled to vote 1,000 votes per share of Series “E” Convertible Preferred Shares and are entitled to liquidation preference at par value. Owners of Series “E” Convertible preferred shares are senior to all other shares of preferred or common shares issued past, present and future.

Dividends

We have not paid any cash dividends to our shareholders of our Common or Preferred Stock. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Dividend rights of both our common and preferred shareholders will entitle them to the same dividend that other shareholders of the same class receive.

Warrants

At its discretion, the Company may periodically issue stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs.

The following table summarizes common stock warrants activity:

		Weighted
		Average
		Exercise
	Warrants	Price
Outstanding, December 31, 2019	9,000,000	$0.46
Granted	2,800,000	0.25
Exercised	—	—
Expired	700,000	—
Outstanding, December 31, 2020	11,100,000	$0.39
Exercisable, December 31, 2020	11,100,000	$0.39

15

The weighted average exercise prices, remaining lives for warrants granted, and exercisable as of December 31, 2020 were as follows:

	Outstanding and Exercisable Warrants
Warrants
Exercise Price		Life
Per Share	Shares	(Years)
$0.15	1,200,000	0.03
$0.25	4,500,000	0.30 – 4.90
$0.40	1,200,000	0.03
$0.50	2,700,000	0.41 – 2.53
$0.75	1,250,000	0.41 – 2.53
$1.00	250,000	0.66
	11,100,000

Options

The following table summarizes common stock options activity:

		Weighted
		Average
		Exercise
	Options	Price
December 31, 2019	9,299,900	$0.57
Granted	5,000,000	0.99
Exercised	—	—
Expired	(8,500,000)	4.76
Outstanding December 31, 2020	5,799,900	$0.88
Exercisable, December 31, 2020	5,799,900	$0.88

The weighted average exercise prices, remaining lives for options granted, and exercisable as of March 7, 2019 were as follows:

	Outstanding Options			Exercisable Options
Options			Weighted		Weighted
Exercise Price		Life	Average Exercise		Average Exercise
Per Share	Shares	(Years)	Price	Shares	Price
$0.25	1,000,000.80		$0.25	1,000,000	$0.25
$0.50	1,300,000	1.30	$0.50	1,300,000	$0.50
$1.00	2,099,900	0.10 – 1.80	$1.00	2,099,900	$1.00
$1.50	1,400,000	2.30	$1.50	1,400	$1.50
	5,799,900		$0.88	5,799,900	$0.88

16

EXPERTS AND COUNSEL

The financial statements of our company included in this Prospectus for the fiscal years ended December 31, 2018 and December 31, 2019 have been audited by Haynie & Company and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Mailander Law Office, Inc. will render a legal opinion as to the validity of the shares of the Common Stock to be registered hereby.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this Prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this Prospectus as having given an opinion upon the validity of the securities being offered pursuant to this Prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INFORMATION WITH RESPECT TO OUR COMPANY

DESCRIPTION OF BUSINESS

General Development of the Business

We were incorporated under the name Conceptualistics, Inc., on January 6, 1988 in Delaware. We have never filed for bankruptcy or been the subject of a receivership.

On December 16, 2014, we amended our articles of incorporation and changed our domicile to Nevada. On February 26, 2015, we amended our articles of incorporation to change our name to SPYR®, Inc. Our name change reflected a new direction for our Company. We fundamentally changed our primary business to focus on our electronic games publishing and development business.

Historically, through our wholly owned subsidiary, SPYR APPS®, LLC, we engaged in the development, publication and co-publication of mobile games, seeking to generate revenue through those games by way of advertising and in-app purchases. Contracting with a third-party developer, we released three games: “Plucky,” “Plucky Rush” and Rune Guardian in April, May and December 2015, respectively. Also, in 2015, we entered into a publishing and marketing agreement with Spectacle Games Publishing, for its “Massively Multiplayer Online Role Playing Game,” “Pocket Starships.” In 2016 we obtained an exclusive option to purchase all assets pertaining to Pocket Starships and on October 23, 2017, we restructured and exercised the option by entering into a definitive agreement pursuant to which we acquired all of the game related assets of Pocket Starships. As a result, we acquired rights to retain 100% of the revenue generated from the game and owned outright all of the assets related to the game. The acquisition included, among other assets, all Pocket Starships related intellectual property, the userbase, artwork, software, internet domains, game store accounts (such as App Store, Play Store, Amazon, and Facebook Gameroom), web portal accounts (Facebook, VK.com, Kongregate, etc.) and internet domains (www.pocketstarships.com). In 2017 we signed an agreement with CBS Consumer Products to incorporate Star Trek intellectual property into Pocket Starships. Also, in 2017, we entered into an agreement with Reset Studios, LLC for the development of two new idle tapper games, the first of which was Steven Universe: Tap Together. As of December 31, 2019, the Cartoon Network license for the Steven Universe IP was terminated and the game was removed from the stores. As of December 31, 2020, all of our games have been removed from the game stores. Our current business is focused on the development of our wholly owned subsidiary, Applied MagiX.

With our October 20, 2020, acquisition of Applied MagiX, a Nevada corporation (“Applied MagiX”), our business model changed to focus on the development of Applied MagiX. Applied MagiX is a registered Apple® developer, and reseller of Apple ecosystem compatible products with a emphasis on the smart home market. As such, we entered the global “Internet of Things” (IoT) market, and more specifically, the segment of the market related to the development, manufacture and sale of devices and accessories specifically built on Apple’s HomeKit® framework. These products work within the Apple® HomeKit® ecosystem and are exclusive to the Apple market and its consumers. We are currently operating as a holding company.

17

The Company intends to utilize cash on hand, shareholder loans and other forms of financing such as the sale of additional equity and debt securities, capital leases and other credit facilities to conduct its ongoing business, and to also conduct strategic business development, marketing analysis, due diligence investigations into possible acquisitions, and implementation of our Applied MagiX business plans generally. The Company may also decide to diversify, through acquisition or otherwise, in other unrelated business areas if opportunities present themselves.

Business Overview

Our primary business operation is focused on the development of our wholly owned subsidiary Applied MagiX Inc., a registered Apple® developer, and reseller of Apple® ecosystem compatible products and accessories with an emphasis on the smart home market. As such, we are in the global “Internet of Things” (IoT) market, and more specifically, the segment of the market related to the development, manufacture and sale of devices and accessories specifically built on Apple’s HomeKit® framework. These products work within the Apple® HomeKit® ecosystem and are exclusive to the Apple market and its consumers. Apple® HomeKit® is a system that lets users control smart home devices, so long as they're compatible with the HomeKit® ecosystem, giving users control over smart thermostat, lights, locks and more in multiple rooms, creating comfortable environments and remote control of other connected devices. HomeKit® is an easy starting point for Apple users who are just beginning to set up their smart homes. Our strategy is two-fold. First, we intend to resell, under our Applied MagiX brand, a variety of chargers, cables, cords, charging docks, cases, cameras, adaptors and other accessories used in the Apple® ecosystem in various internet marketplaces. Secondly, we are developing an Applied MagiX branded hardware device for use with the Apple HomeKit® framework, that will allow users to program and securely control and manage multiple smart home devices labeled as a "Works with Apple HomeKit” accessory through the Apple® HomeKit® app for iOS. To date, our strategy is in the development stage. We have yet to begin sales efforts for our branded Apple® ecosystem compatible products and accessories, and our Apple HomeKit® hardware device is in development.

Sales and Marketing

Our Applied MagiX business focused on the manufacturing, marketing and sales of Apple® HomeKit® products will be accomplished through on-line sales through a web site and various distribution channels focused on Apple products.

Competition

The Apple® HomeKit® market is highly competitive and rapidly changing. Our ability to compete depends upon many factors within and outside our control, including the timely development and introduction of the Apple® HomeKit® products we market and sell, along with the related enhancements, functionality, performance, reliability, customer service and support and marketing efforts. We expect additional competition from other emerging companies. Many of our existing and potential competitors are substantially larger than us and have significantly greater financial, technical and marketing resources that will compete for available Apple® HomeKit® products and development. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the Apple® HomeKit® market. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results and financial condition. See “Risk Factors” in this prospectus.

Employees

As of January 21, 2021, the Company had 6 employees, none of whom is represented by a labor union.

DESCRIPTION OF PROPERTY

Our Offices

All administrative activities of the Company are conducted remotely given the COVID-19 pandemic. Our mailing address is 8547 E. Arapahoe Rd., #J527, Greenwood Village, CO 80112.

18

LEGAL PROCEEDINGS

We are involved in certain legal proceedings that arise from time to time in the ordinary course of our business. Except for income tax contingencies, we record accruals for contingencies to the extent that our management concludes that the occurrence is probable and that the related amounts of loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. Information about material legal proceedings follows:

Settlements

On June 18, 2018 the Company was named as a defendant in a case filed in the United States District Court for the Southern District of New York: Securities and Exchange Commission vs. Joseph A. Fiore, Berkshire Capital Management Co., Inc., and Eat at Joe’s, Ltd. n/k/a SPYR, Inc.(“Defendants”). Joseph A. Fiore was the Chairman of our Board of Directors and is a significant shareholder. Mr. Fiore resigned from his positions as Chairman of the Board and as a Director of the Company effective August 1, 2018. The suit alleged that Mr. Fiore, during 2013 and 2014, while he was the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors, engaged in improper conduct on behalf of the defendants named in the case related to the Company’s sales of securities in Plandai Biotechnology, Inc. The Commission alleged that Mr. Fiore and the Company unlawfully benefited through the sales of those securities. The Commission also alleged that from 2013 to 2014, the Company’s primary business was investing and that it failed to register as an investment company, resulting in an alleged violation of Section 7(a) of the Investment Company Act of 1940. The suit sought to disgorge Joseph A. Fiore, Berkshire Capital Management Co., Inc., and the Company of alleged profits on the sale of the securities and civil fines related to the Company’s failure to register as an investment company with the Commission.

Pursuant to a settlement agreement among the parties, on April 14, 2020, final judgment was entered in the case: Securities and Exchange Commission vs. Joseph A. Fiore, Berkshire Capital Management, Inc. and Eat at Joes, Inc., n/k/a SPYR, Inc., case number 7:18-cv-05474-KMK filed in the U.S. District Court for the Southern District of New York.

On April 23, 2020, Joseph Fiore/Berkshire Capital Management, Inc. satisfied the Company’s joint and several liability obligation by paying to the Commission the agreed upon sum of Two Million Dollars pursuant to a settlement agreement between Joseph Fiore/Berkshire Capital Management, Inc. and the Company, which settlement agreement was entered into on April 15, 2020. The Company has until April 14, 2021 to satisfy its remaining financial obligation to the Commission, an agreed upon civil penalty of Five Hundred Thousand Dollars ($500,000). The $500,000 liability is reported as part of accounts payable and accrued liabilities on the accompanying condensed consolidated balance sheets as of September 30, 2020 and December 31, 2019 and was recorded as litigation settlement costs on the consolidated statements of operations on the Company’s form 10K for the year ended December 31, 2019.

In electing to settle with the Commission, the Company neither admitted nor denied liability to any of the Commission’s allegations in its complaint, and in consideration for the Commission discontinuing its action, the Company, along with the two other defendants Joseph Fiore and Berkshire Capital Management agreed to be jointly and severally liable for disgorgement of profits and prejudgment interest in the amount of two million dollars, and to each be solely liable to pay a civil penalty in the amount of five hundred thousand dollars.[1]

Judgments

On or about January 24, 2019, SPYR APPS, LLC entered into an agreement with one of its vendors, Shatter Storm Studios, to whom it owed $84,250 for artwork related to the Steven Universe game. Pursuant to the terms of that agreement, SPYR APPS, LLC needed to make payment in the amount of $85,000 to cover the principal owed and attorneys’ fees together plus 6% interest in that amount by December 1, 2019. Should SPYR APPS, LLC not make the required payment on or before December 1, 2019, it consented to entry of judgment in favor of Shatter Storm Studios for the amount owed. SPYR APPS, LLC did not make the payment and on January 27, 2020 Shatter Storm Studios initiated Case No. 1:200cv-00217 in the U.S. District Court for the District of Colorado seeking entry of the consent judgment against SPYR APPS, LLC. The judgment was not contested by SPYR APPS, LLC and judgment in the amount of $85,000 plus post judgment interest at the rate of 6% was entered on March 17, 2020. The $85,000 plus accrued interest and attorneys’ fees has been reported as part of accounts payable and accrued liabilities. The balance due as of September 30, 2020 and December 31, 2019 was approximately $94,000 and $90,000, respectively.

[1] In addition, an injunction was entered against the Company enjoined it from violating the antifraud, market manipulation, beneficial ownership reporting, and other provisions of the federal securities laws charged in the SEC’s complaint.

19

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company’s Common Stock is traded on OTC Markets under the symbol “SPYR.” The following table presents the high and low bid quotations for the Common Stock as reported by the NASD for each quarter during the last two years. Such prices reflect inter-dealer quotations without adjustments for retail markup, markdown or commission, and do not necessarily represent actual transactions.

2018	High	Low
First Quarter	$0.50	$0.25
Second Quarter	$0.40	$0.17
Third Quarter	$0.33	$0.13
Fourth Quarter	$0.25	$0.05
2019
First Quarter	$0.32	$0.05
Second Quarter	$0.39	$0.05
Third Quarter	$0.10	$0.04
Fourth Quarter	$0.06	$0.01
2020
First Quarter	$0.03	$0.01
Second Quarter	$0.07	$0.01
Third Quarter	$0.19	$0.04
Fourth Quarter	$0.22	$0.07

On December 31, 2020, the closing price of our Common Stock as reported by the OTC Markets Group was $0.08 per share.

DIVIDENDS

The Company has never declared or paid any cash dividends. It is the present policy of the Company to retain earnings to finance the growth and development of the business and, therefore, the Company does not anticipate paying dividends on its Common Stock in the foreseeable future.

Transfer Agent

Signature Stock Transfer Company, located at 14673 Midway Road Ste. 220, Addison TX 75001, and telephone number of (972) 612-4120 is the registrar and transfer agent for our Common Stock.

Approximate Number of Equity Security Holders

As of December 31, 2020, there were 151 direct holders of record of our Common Stock. Because shares of the Company’s Common Stock are held by depositaries, brokers and other nominees, the number of beneficial holders of the Company’s shares is substantially larger than the number of stockholders of record.

The number of shareholders of record of the Company’s Common Stock as of December 31, 2020 was approximately 1,629.

20

FINANCIAL STATEMENTS

21

Certified Public Accountants (a professional corporation)

1221 West Mineral Ave, Ste. 202 Littleton, Colorado 80120-4544 (303) 734-4800 Fax (303) 795-3356

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of SPYR, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of SPYR, Inc. (the Company) as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2019 and 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses since inception, has negative cash flows from operations, and has negative working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

F-1

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Haynie & Company

Littleton, Colorado March 30, 2020

We have served as the Company’s auditor since 2018.

F-2

SPYR, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018
ASSETS		(Restated)
Current Assets:
Cash and cash equivalents	$10,000	$24,000
Accounts receivable, net	77,000	62,000
Prepaid expenses	15,000	21,000
Trading securities, at market value	1,000	4,000
Total Current Assets	103,000	111,000

Property and equipment, net	59,000	94,000
Capitalized gaming assets and licensing rights, net	100,000	122,000
Intangible assets, net	6,000	9,000
Operating lease right-of-use asset	80,000	110,000
Other assets	13,000	6,000
TOTAL ASSETS	$361,000	$452,000

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities:
Accounts payable and accrued liabilities	$1,834,000	$1,145,000
Related party short-term advances	1,115,000	320,000
Related party line of credit	1,134,000	1,068,000
Convertible notes payable, net	550,000	432,000
Operating lease liability - current portion	92,000	39,000
Current liabilities of discontinued operations	22,000	22,000
Total Current Liabilities	4,747,000	3,026,000

Operating lease liability	—	92,000
Total Liabilities	4,747,000	3,118,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, 10,000,000 shares authorized
107,636 Class A shares issued and outstanding as of December 31, 2019 and 2018	11	11
20,000 Class E shares issued and outstanding as of December 31, 2019 and 2018	2	2
Common stock, $0.0001 par value, 750,000,000 shares authorized
200,880,131 and 198,305,131 shares issued and outstanding as of December 31, 2019 and 2018	20,088	19,830
Additional paid-in capital	53,509,899	53,265,157
Accumulated deficit	(57,916,000)	(55,951,000)
Total Stockholders’ Equity (Deficit)	(4,386,000)	(2,666,000)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$361,000	$452,000

The accompanying notes are an integral part of these consolidated financial statements.
F-3

SPYR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2019	2018

Revenues	$51,000	$258,000
Related party service revenues	302,000	130,000
Gross Margin	353,000	388,000

Expenses
Labor and related expenses	917,000	1,558,000
Rent	146,000	163,000
Depreciation and amortization	61,000	115,000
Professional fees	97,000	3,463,000
Research and development	(34,000)	746,000
Other general and administrative	341,000	466,000
Total Operating Expenses	1,528,000	6,511,000
Operating Loss	(1,175,000)	(6,123,000)

Other Income (Expense)
Interest Expense	(287,000)	(486,000)
Write-down of assets	—	(575,000)
Gain on cancellation of shares	—	118,000
Litigation settlement costs	(500,000)	—
Unrealized loss on trading securities	(3,000)	(44,000)
Total Other Expense	(790,000)	(987,000)

Loss from continuing operations	(1,965,000)	(7,110,000)

Income on discontinued operations	—	1,000

Net Loss	$(1,965,000)	$(7,109,000)

Per Share Amounts
Loss from continuing operations
Basic and Diluted earnings per share	$(0.01)	$(0.04)

Income on discontinued operations
Basic and Diluted earnings per share	$—	$0.00

Net Loss
Basic and Diluted earnings per share	$(0.01)	$(0.04)

Weighted Average Common Shares
Basic and Diluted	199,910,816	193,493,890

The accompanying notes are an integral part of these consolidated financial statements.

F-4

SPYR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
For the Years Ended December 31, 2019 and 2018

	Preferred Stock						Additional
	Class A		Class E		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2017 (Restated)	107,636	$11	20,000	$2	181,128,950	$18,112	$46,561,875	$(48,842,000)	$(2,262,000)
Common stock issued to related party for cash	—	—	—	—	500,000	50	49,950	—	50,000
Common stock issued for cash	—	—	—	—	6,200,000	620	854,380	—	855,000
Fair value of common stock issued for employee compensation	—	—	—	—	1,550,000	155	672,845	—	673,000
Fair value of common stock and warrants issued for services	—	—	—	—	6,068,681	607	1,967,393	—	1,968,000
Vesting of options and warrants granted for services	—	—	—	—	—	—	1,031,000	—	1,031,000
Common stock cancelled on termination of service agreement	—	—	—	—	(642,500)	(64)	(117,936)	—	(118,000)
Fair value of common stock and warrants issued for litigation settlement	—	—	—	—	3,500,000	350	1,982,650	—	1,983,000
Debt discount on convertible notes payable	—	—	—	—	—	—	263,000	—	263,000
Net loss	—	—	—	—	—	—	—	(7,109,000)	(7,109,000)
Balance at December 31, 2018	107,636	$11	20,000	$2	198,305,131	$19,830	$53,265,157	$(55,951,000)	$(2,666,000)
Fair value of common stock issued for employee compensation	—	—	—	—	1,550,000	155	142,845	—	143,000
Fair value of common stock and warrants issued for services	—	—	—	—	25,000	3	1,997	—	2,000
Fair value of common stock issued for conversion of notes payable	—	—	—	—	1,000,000	100	99,900	—	100,000
Net loss	—	—	—	—	—	—	—	(1,965,000)	(1,965,000)
Balance at December 31, 2019	107,636	$11	20,000	$2	200,880,131	$20,088	$53,509,899	$(57,916,000)	$(4,386,000)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

SPYR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2019	2018
		(Restated)
Cash Flows From Operating Activities:
Net loss	$(1,965,000)	$(7,109,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on discontinued operations	—	(1,000)
Loss on write-down of assets	—	575,000
Depreciation and amortization	61,000	115,000
Common stock issued for employee compensation	143,000	673,000
Common stock issued for professional fees	2,000	1,968,000
Vesting of options and warrants granted for services	—	1,031,000
Gain on cancellation of common stock	—	(118,000)
Amortization of debt discounts on convertible notes payable	62,000	241,000
Unrealized loss on trading securities	3,000	44,000
Changes in operating assets and liabilities:
Increase in accounts receivables	(15,000)	(58,000)
Decrease in prepaid expenses	6,000	14,000
Decrease in operating lease liability	(9,000)	(7,000)
(Increase) decrease in other assets	(7,000)	10,000
Increase in accounts payable and accrued liabilities	688,000	670,000
Increase in accrued interest on short-term advances - related party	46,000	6,000
Increase in accrued interest on line of credit - related party	66,000	61,000
Increase in accrued interest and liquidated damages on convertible notes payable	156,000	54,000
Net Cash Used in Operating Activities from Continuing Operations	(763,000)	(1,831,000)
Net Cash Provided by Operating Activities from Discontinued Operations	—	1,000
Net Cash Used in Operating Activities	(763,000)	(1,830,000)

Cash Flows From Investing Activities:
Purchase of licensing rights	—	(50,000)
Net Cash Used in Investing Activities	—	(50,000)

Cash Flows From Financing Activities:
Proceeds from sale of common stock	—	905,000
Proceeds from short-term advances - related party	749,000	313,000
Proceeds from line of credit - related party	—	200,000
Proceeds from convertible notes payable	—	400,000
Net Cash Provided by Financing Activities	749,000	1,818,000

Net decrease in Cash	(14,000)	(62,000)
Cash and cash equivalents at beginning of period	24,000	86,000
Cash and cash equivalents at end of period	$10,000	$24,000

The accompanying notes are an integral part of these consolidated financial statements.
F-6

SPYR, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2019	2018
Supplemental Disclosure of Interest and Income Taxes Paid:
Interest paid during the year	$4,000	$6,000
Income taxes paid during the year	$—	$—

Supplemental Disclosure of Non-cash Investing and Financing Activities:
Common stock issued and options granted for litigation settlement	$—	$1,983,000
Debt discounts on convertible notes payable	$—	$263,000
Common stock issued for debt conversion	$100,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-7

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of accounting policies for SPYR, Inc. and subsidiaries (the “Company”) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

Organization

The Company was incorporated as Conceptualistics, Inc. on January 6, 1988 in Delaware. Subsequent to its incorporation, the Company changed its name to Eat at Joe’s, Ltd. In February 2015, the Company changed its name to SPYR, Inc. and adopted a new ticker symbol “SPYR” effective March 12, 2015.

Nature of Business

The primary focus of SPYR, Inc. (the “Company”) is to act as a holding company and develop a portfolio of profitable subsidiaries, not limited by any particular industry or business.

Through our wholly owned subsidiaries, SPYR APPS, LLC we operate our mobile games and applications business. The focus of the SPYR APPS subsidiary is the development and publication of electronic games that are downloaded for free by users of mobile devices such as cellular telephones and tablets, including those using Apple’s iOS and Google’s Android mobile operating systems.

Through our other wholly owned subsidiary, E.A.J.: PHL Airport, Inc., we owned and operated the restaurant “Eat at Joe’s®,” which was located in the Philadelphia International Airport since 1997. Our lease in the Philadelphia Airport expired in April 2017. Concurrent with expiration of the lease the restaurant closed. Pursuant to current accounting guidelines, the assets and liabilities of EAJ as well as the results of its operations were presented in these financial statements as discontinued operations.

Principles of Consolidation

The consolidated financial statements include the accounts of SPYR, Inc. and its wholly-owned subsidiaries, SPYR APPS, LLC, a Nevada Limited Liability Company, E.A.J.: PHL, Airport Inc., a Pennsylvania corporation (discontinued operations, see Note 10), and Branded Foods Concepts, Inc., a Nevada corporation. Intercompany accounts and transactions have been eliminated.

Going Concern

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business, however, the issues described below raise substantial doubt about the Company’s ability to do so.

As shown in the accompanying financial statements, for the year ended December 31, 2019, the Company recorded a net loss from continuing operations of $1,965,000 and utilized cash in operations of $763,000. As of December 31, 2019, our cash balance was $10,000 and we had trading securities of $1,000. These issues raise substantial doubt about the Company’s ability to continue as a going concern.

The Company intends to utilize cash on hand, shareholder loans and other forms of financing such as the sale of additional equity and debt securities, capital leases and other credit facilities to conduct its ongoing business, and to also conduct strategic business development, marketing analysis, due diligence investigations into possible acquisitions, and software development costs and implementation of our business plans generally. The Company also plans to diversify, through acquisition or otherwise, in other unrelated business areas and is exploring opportunities to do so.

Historically, we have financed our operations primarily through sales of our common stock and debt financing. The Company will continue to seek additional capital through the sale of its common stock, debt financing and through expansion of its existing and new products. If our financing goals for our products do not materialize as planned and if we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans.

F-8

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

The ability of the Company to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements and expansion of its operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations through calendar year 2019. However, management cannot make any assurances that such financing will be secured.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions used by management affected impairment analysis for trading securities, fixed assets, intangible assets, capitalized licensing rights, amounts of potential liabilities, and valuation of issuance of equity securities. Actual results could differ from those estimates.

Earnings (Loss) Per Share

The Company’s computation of earnings (loss) per share (EPS) includes basic and diluted EPS. Basic EPS is calculated by dividing the Company’s net income (loss) available to common stockholders by the weighted average number of common shares during the period. Diluted EPS reflects the potential dilution, using the treasury stock method that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the net income (loss) of the Company. In computing diluted EPS, the treasury stock method assumes that outstanding options and warrants are exercised, and the proceeds are used to purchase common stock at the average market price during the period. Shares of restricted stock are included in the basic weighted average number of common shares outstanding from the time they vest.

The basic and fully diluted shares for the year ended December 31, 2018 are the same because the inclusion of the potential shares (Class A – 26,909,028, Class E – 1,445,504, Options – 12,449,900 and Warrants – 9,000,000) would have had an anti-dilutive effect due to the Company generating a loss for the year ended December 31, 2018.

The basic and fully diluted shares for the year ended December 31, 2019 are the same because the inclusion of the potential shares (Class A – 26,909,028, Class E – 5,096,840, Options – 9,299,900, Warrants – 9,000,000) would have had an anti-dilutive effect due to the Company generating a loss for the year ended December 31, 2019.

Capitalized Gaming Assets and Licensing Rights

Capitalized gaming assets and licensing rights represent costs to acquire trademarks, copyrights, software, technology, music or other intellectual property or proprietary rights in the development of our products. Depending upon the agreement with the rights holder, we may obtain the right to use the intellectual property in multiple products over a number of years, or alternatively, for a single product.

Significant management judgments and estimates are utilized in assessing the recoverability of capitalized costs. In evaluating the recoverability of capitalized costs, the assessment of expected product performance utilizes forecasted sales amounts and estimates of additional costs to be incurred. If revised forecasted or actual product sales are less than the originally forecasted amounts utilized in the initial recoverability analysis, the net realizable value may be lower than originally estimated in any given quarter, which could result in an impairment charge. Material differences may result in the amount and timing of expenses for any period if management makes different judgments or utilizes different estimates in evaluating these qualitative factors.

On October 23, 2017, the Company completed the acquisition of all assets that refer, relate or pertain to the real—time cross-platform MMO game commonly known and referred to as “Pocket Starships,” including but not limited to all intellectual property, know how, “urls,” websites, game engines, game store accounts, prior versions, company names and trade names, business plans, ﬁnancial reports, financial data, employee data, customer lists, forecasts, strategies, and all other business information; manufacturing or other technical or scientific know-how, speciﬁcations, technical drawings, drawings, artwork, music, diagrams, schematics, technology, processes, and any other trade secrets, discoveries, ideas, concepts, know-how, techniques, materials, formulae, compositions, information, data, results, plans, surveys and/or reports of a technical nature; and software programs (including all forms of code), software documentation, software development kits, game design documents, and formulae related to the current, future and proposed products and services, including any additions, enhancements or modifications to the foregoing or derivatives thereof after the date hereof.

F-9

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

As consideration for the acquisition, the Company issued 8,000,000 shares of the Company’s restricted common stock valued at $3,200,000, options to purchase up to 8,000,000 shares of the Company’s restricted common stock valued at $2,452,000 and assumed liabilities of $210,000 for a total purchase price of $5,862,000. The options are fully vested, exercisable at a price per share of $0.50 and will expire starting August 31, 2020. The acquisition of “Pocket Starships” was reported as part of capitalized gaming assets and licensing rights valued at $481,000 based upon discounted cash flows as of December 31, 2017. The difference between purchase price and the capitalized value was recorded as loss on write down on assets of $5,381,000 during the year ended December 31, 2017. As of December 31, 2018, the unamortized balance of $400,000 was recorded as a loss on write down of assets during the year ended December 31, 2018.

During 2017, the Company capitalized $175,000 pursuant to a licensing agreement for the non-exclusive, limited right to incorporate certain intellectual property (IP) from various STAR TREK television series into future updates to and expansions of the Pocket Starships game. As of December 31, 2018, the company had not met certain development milestones, was in default and recognized an impairment loss of $175,000 recorded as a loss on write down of assets in the consolidated statement of operations for the year ended December 31, 2018.

In addition, during 2017 we also acquired the game titled Battlewack: Idle Lords for cash of $100,000, pursuant to settlement with the game owner and developer. Battlewack: Idle Lords requires additional development before it can be released.

During August 2018, the Company capitalized $25,000 pursuant to a licensing agreement for the non-exclusive, limited right to incorporate certain intellectual property (IP) from Steven Universe, a popular animated television series on Cartoon Network into our game Steven Universe: Tap Together. Steven Universe: Tap Together was launched globally on the Google Play Store on August 2, 2018 and on the IOS App Store in August 9, 2018. The Company amortizes the capitalized cost on a straight-line basis over an estimated life of 4.42 years, which approximates the term of the license. This license was terminated effective December 31, 2019, the game was removed from the stores, and the unamortized balance was amortized in full and the license was removed from the accompanying consolidated balance sheet as of December 31, 2019.

During the year ended December 31, 2019, the Company recorded amortization expense of $22,000. As of December 31, 2019 and December 31, 2018, the accumulated amortization was $0 and $22,000, respectively and the unamortized capitalized gaming assets and licensing rights amounted to $100,000 and $122,000 respectively.

As of December 31, 2019, the Company’s only remaining capitalized gaming asset is Battlewack: Idle Lords which requires additional development before it can be released. As such, the Company does not expect further amortization expense related to capitalized gaming assets and licensing rights until existing or future gaming assets, through development or acquisition, are placed into service.

Software Development Costs

Costs incurred for software development are expensed as incurred. During the years ended December 31, 2019 and 2018, the Company incurred $44,000 and $746,000 in software development costs paid to independent gaming software developers.

In addition, during September 2019, the Company received a credit from an independent gaming software developer for previously incurred development costs in the amount of $78,000. The credit was recorded as a reduction to research and development expenses during the year ended December 31, 2019 and a reduction to accounts payable as of December 31, 2019.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that superseded nearly all existing revenue recognition guidance under prior U.S. GAAP and replaced it with a principles-based approach for determining revenue recognition. The core principle of the standard is the recognition of revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services.

F-10

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

We adopted this new revenue recognition standard along with is related amendments on January 1, 2018 and have updated our accounting policy for revenue recognition. As expected, at our current level of revenue, the adoption of this new standard did not impact our financial position or results of operations or operating cash flows.

We determine revenue recognition by: (1) identifying the contract, or contracts, with our customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to performance obligations in the contract; and (5) recognizing revenue when, or as, we satisfy performance obligations by transferring the promised goods or services.

Game Revenues

Through our wholly owned subsidiary SPYR APPS, LLC, d/b/a SPYR GAMES, we develop, publish and co-publish mobile games, and then generate revenue through those games by way of advertising and in-app purchases. The Company’s dedicated mobile gaming applications can be downloaded through the app stores maintained by Apple and Google. The Company’s cross platform gaming application, which can be played on personal computers, Facebook and mobile devices, can be downloaded from the internet and Facebook as well as through the app stores maintained by Google and Amazon.

We operate our games as live services that allow players to play for free. Within these games players can purchase virtual items to enhance their game-playing experience. Our identified performance obligation is to display the virtual items within the game. Payment is required at time of purchase and the purchase price is a fixed amount.

Players can purchase our virtual items through various widely accepted payment methods offered in the games, including Apple iTunes accounts, Google Play accounts, Facebook local currency payments, PayPal and credit cards. Payments from players for virtual items are non-refundable and relate to non-cancellable contracts that specify our obligations.

For revenue earned through app stores, players utilize the app store’s local currency-based payments program to purchase virtual items in our games. For all payment transactions on these app store platforms, the app store remits to us 70% of the price we request to be charged to the player for each transaction, which represents the transaction price. We recognize revenue net of the amounts retained by the app stores for platform and payment processing fees.

Service Revenues

Our professional services arrangements are either fixed-fee billing or time-and-material billing arrangements. In fixed-fee billing arrangements, we agree to a predetermined fee for a predetermined set of professional services. We set the fee based upon our estimate of the time and costs necessary to complete the engagements. Under time-and-materials billing arrangements, the fee is based on the number of hours worked at the agreed upon billing rates. We recognize service revenue upon completion of the service.

Accounts Receivable

The following is a summary of receivables at December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018

Game revenue due from in app purchases, net of app store fees	$27,000	$51,000
Game revenue due from in app advertising	—	10,000
Related party professional service revenues	50,000	—
Other Receivables	—	1,000
Total Accounts Receivable	$77,000	$62,000
F-11

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

Accounts receivable are carried at their estimated collectible amounts and are not subject to any interest or finance charges.

Allowance for Doubtful Accounts

The Company evaluates the collectability of accounts receivable based on a combination of factors. In cases where the Company becomes aware of circumstances that may impair a specific customer's ability to meet its financial obligations subsequent to the original sale, the Company will recognize an allowance against amounts due, and thereby reduce the net recognized receivable to the amount the Company reasonably believes will be collected. For all other customers, the Company recognizes an allowance for doubtful accounts based on the length of time the receivables are past due and consideration of other factors such as industry conditions, the current business environment and the Company's historical payment experience. An allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debts charged to earnings. This evaluation is inherently subjective and requires estimates that are susceptible to significant revisions as more information becomes available.

As of both December 31, 2019 and 2018, management has determined that accounts receivable are fully collectible. As such, management has not recorded an allowance for doubtful accounts.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 “Accounting for Income Taxes,” which requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized. The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and cause a change in management's judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income. Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation or amortization. Depreciation is recorded at the time property and equipment is placed in service using the straight-line method over the estimated useful lives of the related assets, which range from three to ten years. Leasehold improvements are amortized over the shorter of the expected useful lives of the related assets or the lease term. The estimated economic useful lives of the related assets as follows:

Furniture and fixtures	5-10 years
Equipment	5-7 years
Computer equipment	3 years
Leasehold improvements	5-6 years

Maintenance and repairs are charged to operations; betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation and amortization thereon are eliminated from the property and related accumulated depreciation and amortization accounts, and any resulting gain or loss is credited or charged to operations.

F-12

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

Intangible Assets

The Company accounts for its intangible assets in accordance with the authoritative guidance issued by the ASC Topic 350 – Goodwill and Other. Intangibles are valued at their fair market value and are amortized taking into account the character of the acquired intangible asset and the expected period of benefit. The Company evaluates non-amortizing intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated undiscounted future cash flows.

The cost of internally developing, maintaining and restoring intangible assets that are not specifically identifiable, that have indeterminate lives, or that are inherent in a continuing business and related to an entity as a whole, are recognized as an expense when incurred.

An intangible asset with a definite useful life is amortized; an intangible asset with an indefinite useful life is not amortized until its useful life is determined to be no longer indefinite. The remaining useful lives of intangible assets not being amortized are evaluated at least annually to determine whether events and circumstances continue to support an indefinite useful life.

During the year ended December 31, 2019, the Company recorded amortization expense of $3,000. As of December 31, 2019, total intangible assets amounted to $20,000 which consist of website development costs. There were no indications of impairment based on management’s assessment of these assets at December 31, 2019. Factors we consider important that could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of the use of our assets or the strategy for our overall business, and significant negative industry or economic trends. If current economic conditions worsen causing decreased revenues and increased costs, we may have to record impairment to our intangible assets.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board (FASB) whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested, and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company's stock option and warrant grants is estimated using the Black-Scholes Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes Option Pricing model and based on actual experience. The assumptions used in the Black-Scholes Option Pricing model could materially affect compensation expense recorded in future periods.

The Company also issues restricted shares of its common stock for share-based compensation programs to employees and non-employees. The Company measures the compensation cost with respect to restricted shares to employees based upon the estimated fair value at the date of the grant and is recognized as expense over the period which an employee is required to provide services in exchange for the award. For non-employees, the Company measures the compensation cost with respect to restricted shares based upon the estimated fair value at measurement date which is either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete.

Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with financial institutions, in the form of demand deposits. The Company believes that no significant concentration of credit risk exists with respect to these cash balances because of its assessment of the creditworthiness and financial viability of this financial institution.

F-13

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

Accounts Receivable

The Company grants credit to its game revenue and service revenue customers. The Company typically does not require collateral from customers. Credit risk is limited due to the financial strength of the customers comprising the Company’s customer. The Company monitors exposure of credit losses and maintains allowances for anticipated losses considered necessary under the circumstances (See “Allowance for Doubtful Accounts” above).

Major Customers

The Company had two related party customers who comprised 20% and 66% of net revenue during the year ended December 31, 2019, and 34% and 0% of net revenue during the year ended December 31, 2018. The loss of these customers would adversely impact the business of the Company.

	Net Revenue %		Gross Accounts Receivable
	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,
	2019	2018	2019	2018
Customer A	20%	34%	$—	$—
Customer B	66%	0%	50,000	—
Total	86%	34%	$50,000	$—

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable and accrued expenses, related party short-term advances, related party line of credit and convertible notes payable approximate their fair value because of the short maturity of those instruments.

The Company’s trading securities and money market funds are measured at fair value using level 1 fair values.

Advertising Costs

Advertising, marketing and promotional costs are expensed as incurred and included in general and administrative expenses.

Advertising, marketing and promotional expense was $2,000 and $79,000 for the years ended December 31, 2019, and 2018, respectively and was reflected as part of Other General and Administrative Expenses on the accompanying consolidated statements of operations.

F-14

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

Litigation Settlement Costs

Material litigation settlement costs expected to be incurred in connection with loss contingencies are estimated and included in “Accounts payable and accrued liabilities” and reported as “Litigation settlement costs”.

Recent Accounting Standards

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company adopted ASU 2016-02 on January 1, 2019. Pursuant to this new standard, the Company has recorded an operating right-of-use asset and operating lease liability in the accompanying condensed consolidated balance sheets as of December 31, 2019 and December 31, 2018.

In June 2018, the FASB issued ASU 2018-07, “Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”, which expands the scope of Topic 718 to include all share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 specifies that Topic 718 applies to all share-based payment transactions in which the grantor acquires goods and services to be used or consumed in its own operations by issuing share-based payment awards. ASU 2018-07 also clarifies that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under ASC 606. The amendments in ASU 2018-07 are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company adopted this guidance effective January 1, 2019, and it did not have any impact on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

NOTE 2 - TRADING SECURITIES

Investments in securities are summarized as follows:

	Fair Value at Beginning of		Proceeds from	Loss on	Contributed	Unrealized	Fair Value at
Year	Year	Purchases	Sale	Sale	Capital	Loss	December 31,
2019	$4,000	$—	$—	$—	$—	$(3,000)	$1,000
2018	$48,000	$—	$—	$—	$—	$(44,000)	$4,000

The following table discloses the assets measured at fair value on a recurring basis and the methods used to determine fair value:

Fair Value Measurements at Reporting Date Using
		Quoted Prices	Significant	Significant
		in Active	Other	Unobservable
	Fair Value at	Markets	Observable Inputs	Inputs
	December 31, 2019	(Level 1)	(Level 2)	(Level 3)
Trading securities	$ 1,000	$ 1,000	$ -	$ -
Money market funds	1,000	1,000	-	-
Total	$ 2,000	$ 2,000	$ -	$ -
F-15

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

Fair Value Measurements at Reporting Date Using
		Quoted Prices	Significant	Significant
		in Active	Other	Unobservable
	Fair Value at	Markets	Observable Inputs	Inputs
	December 31, 2018	(Level 1)	(Level 2)	(Level 3)
Trading securities	$ 4,000	$ 4,000	$ -	$ -
Money market funds	1,000	1,000	-	-
Total	$ 5,000	$ 5,000	$ -	$ -

Generally, for all trading securities and available-for-sale securities, fair value is determined by reference to quoted market prices (level 1).

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31, 2019	December 31, 2018

Equipment	$28,000	$28,000
Furniture & fixtures	112,000	112,000
Leasehold improvements	107,000	107,000
	247,000	247,000
Less: accumulated depreciation	(188,000)	(153,000)
Property and Equipment, Net	$59,000	$94,000

Depreciation and amortization expense for the years ended December 31, 2019 and 2018 was $35,000 and $40,000, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

During May 2017, the Company sold 750,000 restricted common shares to a former officer/employee of the company for cash of $300,000. These shares were recorded at fair value of $510,000 with $210,000 being recorded in the statement of operations and comprehensive income as part of professional fees for the year ended December 31, 2017.

On September 5, 2017, the Company obtained a revolving line of credit from Berkshire Capital Management Co., Inc. Berkshire is controlled by Joseph Fiore, majority shareholder and former chairman of the board of directors of the Company. The line of credit allows the Company to borrow up to $1,000,000 with interest at 6% per annum. The loan is secured by a first lien on all the assets of the Company and its wholly owned subsidiary SPYR APPS, LLC. Repayment on the loan is due June 30, 2020. As of December 31, 2019, the Company has borrowed $1,000,000 and accrued interest of $134,000.

During January 2018, the Company issued 500,000 shares of restricted common stock to the father of an executive officer of the Company for cash of $50,000.

During 2018 the Company received $313,000 in the form of short-term advances from Berkshire Capital Management Co., Inc. The short-term advances are due upon demand. During the year ended December 31, 2019, the Company received an additional $749,000 in short-term advances. As of December 31, 2019, the Company has received a total of $1,062,000 in short-term advances and accrued interest of $53,000.

F-16

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

During the year ended December 31, 2018, the Company, received $130,000 in revenue for professional services rendered to a related Limited Liability Company whose managers are also officers of SPYR, Inc. and whose majority owner is Berkshire Capital Management Co., Inc. During the year ended December 31, 2019, the Company, received $70,000 in revenue for professional services rendered to this same related Limited Liability Company.

During the year ended December 31, 2019, the Company, received $232,000 in revenue for professional services rendered to Berkshire Capital Management Co., Inc. As previously stated, Berkshire is controlled by Joseph Fiore, majority shareholder and former chairman of the board of directors of the Company.

NOTE 5 - INCOME TAXES

The Company did not provide for any Federal and State income tax for the years ended December 31, 2019 and 2018 due to the Company’s net losses.

A reconciliation of the provision for income taxes computed using the US statutory federal income tax rate is as follows:

	December 31,
	2019	2018
Tax provision at US statutory federal income tax rate	$(371,000)	$(558,000)
State income tax, net of federal benefit	—	—
Change in valuation allowances	371,000	558,000
Provision for Income Taxes	$—	$—

The significant components of the Company’s deferred tax assets were:

	December 31,
	2019	2018
Deferred Tax Assets:
Net operating loss carry forward	$4,722,000	$4,376,000
Capital loss carry over	630,000	630,000
Accrued expenses	39,000	16,000
Depreciation and other	(15,000)	(17,000)
	5,376,000	5,005,000
Less valuation allowance	(5,376,000)	(5,005,000)
Net Deferred Tax Asset	$—	$—

Deferred tax assets and liabilities reflect the effects of tax losses, credits and the future income tax effects of temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

As of December 31, 2019, the Company recorded a valuation allowance of $5,376,000 for its deferred tax assets. The Company believes that such assets did not meet the more likely than not criteria to be recoverable through projected future profitable operations in the foreseeable future.

Effective January 1, 2007, the Company adopted FASB guidance that addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The FASB also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2019 and 2018, the Company does not have a liability for unrecognized tax benefits.

F-17

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

The Company’s net operating loss carry forward for income tax purposes as of December 31, 2019 was approximately $22,000,000, of which $18,300,000 and may be offset against future taxable income through 2037 and $3,700,000 can be carried forward indefinitely. Utilization of the Company’s net operating losses may be subject to substantial annual limitation if the Company experiences a 50% change in ownership, as provided by the Internal Revenue Code and similar state provisions. Such an ownership change would substantially increase the possibility of net operating losses expiring before complete utilization.

In December 2017, new tax known as Tax Cut and Jobs Act of 2017 was enacted. The new tax law includes significant changes to the U.S. corporate tax systems including a rate reduction from 35% to 21% beginning in January of 2018, a change in the treatment of foreign earnings going forward, a deemed repatriation transition tax, and changes to allow net operating losses to be carried forward indefinitely. In addition, net operating losses arising after December 31, 2017 will be limited to the lesser of the available net operating loss or 80% of the pre-net operating loss taxable income.

Uncertain Tax Positions

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. In many cases the Company’s uncertain tax positions are related to tax years that remain subject to examination by relevant tax authorities. The Company is generally no longer subject to U.S. federal, state or local income tax examinations by tax authorities for years before 2016. However, as of December 31, 2019, the years subsequent to 2015 remain open and could be subject to examination by tax authorities including the U.S. Internal Revenue Service and major state and local tax jurisdictions in the United States.

Interest costs related to unrecognized tax benefits are classified as “Interest expense, net” in the accompanying consolidated statements of operations. Penalties, if any, would be recognized as a component of “General and administrative expenses.”

As of December 31, 2019, the Company had no liability for unrecognized tax benefits and no accrual for the payment of related interest and penalties, nor did the Company recognize any interest or penalties expense related to unrecognized tax benefits during the years ended December 31, 2019 or 2018.

NOTE 6 – CONVERTIBLE NOTES

On April 20, 2018, (modified May 22, 2018) the Company issued a $165,000 (originally $158,000) convertible note with original issue discount (OID) of $15,000 and bearing interest at 8% per annum. The amended maturity date of the note was June 1, 2019 and was convertible on or after October 17, 2018 into the Company’s restricted common stock at $0.20 per share at the holder’s request. The OID is recorded as a discount to the debt agreement. The Company determined the note to contain a beneficial conversion feature valued as $104,000 based on the intrinsic per share value of the conversion feature. This beneficial conversion feature was recorded as a discount to the debt agreement. The noteholder was also granted detachable 3-year warrants to purchase 200,000 shares of the company’s restricted common stock at an exercise price of $0.375 per share, 200,000 shares of the company’s restricted common stock at an exercise price of $0.50 per share, and 100,000 shares of the company’s restricted common stock at an exercise price of $0.625 per share. The warrants were valued at $126,000 using the Black-Scholes pricing model and were recorded as a discount to the debt agreement. The noteholder was also issued 116,000 shares of the company’s restricted common stock valued at $34,000 based upon the closing price of the Company stock on the date of the modified agreement and recorded as a discount to the debt agreement. On May 10, 2019, the Company amended the note to extend the due date to June 1, 2019, provide for a partial conversion of $25,000 of the outstanding principal balance into common shares of the Company at a conversion price of $0.10 per share for a total of 250,000 shares, and waive any prior alleged or actual defaults under the note. As of December 31, 2019, the note is in default for late payment. During the year ended December 31, 2018 the Company accrued interest for this note in the amount of $9,000. During the year ended December 31, 2019 the Company accrued interest for this note in the amount of $105,000, which includes $99,000 in liquidated damages and default interest. At December 31, 2019, the principal balance together with total accrued interest and liquidated damages is recorded on the Company’s consolidated balance sheet net of discounts at $254,000.

F-18

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

On May 22, 2018, the Company issued a $275,000 convertible note with original issue discount (OID) of $25,000 and bearing a one-time interest charge at 8%. The amended maturity date of the note was December 31, 2019 and is convertible into the Company’s restricted common stock at $0.25 per share at the holder’s request. The OID is recorded as a discount to the debt agreement. The Company determined the note to contain a beneficial conversion feature valued as $40,000 based on the intrinsic per share value of the conversion feature. This beneficial conversion feature was recorded as a discount to the debt agreement. The noteholder was also granted detachable 5-year warrants to purchase 500,000 shares of the company’s restricted common stock at an exercise price of $2.00 per share. The warrants were valued at $45,000 using the Black-Scholes pricing model and were recorded as a discount to the debt agreement. The noteholder was also issued 200,000 shares of the company’s restricted common stock valued at $58,000 based upon the closing price of the Company stock on the date of the agreement and recorded as a discount to the debt agreement. On May 10, 2019, the Company amended the note to extend the due date to September 1, 2019, provide for a partial conversion of $25,000 of the outstanding principal balance into common shares of the Company at a conversion price of $0.10 per share for a total of 250,000 shares, and waive any prior alleged or actual defaults under the note. On October 11, 2019, the Company amended the note to extend the due date to December 31, 2019, provide for a partial conversion of $50,000 of the outstanding principal balance into common shares of the Company at a conversion price of $0.10 per share for a total of 500,000 shares, and waive any prior alleged or actual defaults under the note. During the year ended December 31, 2018 the Company accrued interest for this note in the amount of $45,000, which includes $25,000 in liquidated damages. During the year ended December 31, 2019 the Company accrued interest for this note in the amount of $52,000, which includes $50,000 in liquidated damages. At December 31, 2019, the principal balance together with total accrued interest and liquidated damages is recorded on the Company’s consolidated balance sheet net of discounts at $297,000.

The following table summarized the Company's convertible notes payable as of December 31, 2019 and December 31, 2018:

	December 31, 2019	December 31, 2018
Beginning Balance	$432,000	$—
Proceeds from the issuance of convertible notes, net of issuance discounts	—	137,000
Repayments	—	—
Conversion of notes payable into common stock	(100,000)	—
Amortization of discounts	62,000	241,000
Liquidated damages	134,000	25,000
Accrued Interest	22,000	29,000
Convertible notes payable, net	$550,000	$432,000

Convertible notes, short term	$340,000	$440,000
Accrued interest and damages	$210,000	$54,000
Debt discounts	$—	$62,000

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Rent

The Company leases approximately 5,169 square feet at 4643 South Ulster Street, Denver, Colorado pursuant to an amended lease dated May 21, 2015 and expiring on December 31, 2020. Under the lease, the Company pays annual base rent on an escalating scale ranging from $143,000 to $152,000.

From July 2017 through March 31, 2018 we leased office space in Berlin, Germany for EUR 3,570 ($4,100) per month. The Berlin office was used by leased employees hired by the Company for the operation of our Pocket Starships game.

From October 17, 2016 to February 28, 2019 the Company leased shared office space for one employee in Redmond, Washington on a month to month basis at costs escalating from $225 to $325 per month per desk.

F-19

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

The minimum future lease payments under these leases for the next five years are:

Year Ended December 31,	Amount
2020	$152,000
2021	—
2022	—
2023	—
2024	—
Thereafter	—
Total Five Year Minimum Lease Payments	$152,000

Rent expense for the years ended December 31, 2019 and 2018 was $146,000 and $163,000, respectively. In addition to the minimum basic rent, rent expense also includes approximately $700 per month for other items charged by the landlord in connection with rent. The discount rate implicit in the lease of 7.27% has been used to calculate the operating lease liability in the accompanying consolidated balance sheet as of December 31, 2019.

Contingent Liabilities

During the year ended December 31, 2019, the Company accrued a contingent liability for anticipated litigation and legal settlement liabilities, which has been reported as part of accounts payable and accrued liabilities on the accompanying consolidated balance sheet and litigation settlement costs on the accompanying consolidated statements of operations in the amount of $500,000 as of December 31, 2019.

Legal Proceedings

We are involved in certain legal proceedings that arise from time to time in the ordinary course of our business. Except for income tax contingencies, we record accruals for contingencies to the extent that our management concludes that the occurrence is probable and that the related amounts of loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. Material settled and pending legal proceedings are as follows:

Settlements

On October 14, 2015, the Company was named as a defendant in a case filed in the United States District Court for the District of Delaware case: Zakeni Limited v. SPYR, Inc., f/k/a Eat at Joe’s., Ltd. The suit relates to the Company’s issuance of two convertible debentures in the aggregate principal amount of $1,500,000 in 1998. On July 12, 2018, the court approved a Joint Motion for Order Approving Settlement Agreement. Pursuant to the settlement, the Company will issue 3,500,000 common shares valued at $1,050,000, warrants to purchase 1,000,000 common shares at $0.25 per share valued at $276,000, warrants to purchase 1,500,000 common shares at $0.50 per share valued at $398,000, and warrants to purchase 1,000,000 common shares at $0.75 per share valued at $259,000 for a total value of the settlement, $1,983,000. During the year ended December 31, 2018, the above described common shares were issued and warrants were granted in satisfaction of the settlement.

Pending

On June 18, 2018 the Company was named as a defendant in a case filed in the United States District Court for the Southern District of New York: Securities and Exchange Commission vs. Joseph A. Fiore, Berkshire Capital Management Co., Inc., and Eat at Joe’s, Ltd. n/k/a SPYR, Inc. (“Defendants”). Joseph A. Fiore was the Chairman of our Board of Directors and is a significant shareholder. Mr. Fiore resigned from his positions as Chairman of the Board and as a Director of the Company effective August 1, 2018. The suit alleges that Mr. Fiore, during 2013 and 2014, while he was the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors, engaged in improper conduct on behalf of the defendants named in the case related to the Company’s sales of securities in Plandai Biotechnology, Inc. The Commission alleges that Mr. Fiore and the Company unlawfully benefited through the sales of those securities. The Commission also alleges that from 2013 to 2014, the Company’s primary business was investing and that it failed to register as an investment company, resulting in an alleged violation of Section 7(a) of the Investment Company Act of 1940. The suit seeks to disgorge Joseph A. Fiore, Berkshire Capital Management Co., Inc., and the Company of alleged profits on the sale of the securities and civil fines related to the Company’s failure to register as an investment company with the Commission.

F-20

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

The Company vehemently denies any wrongdoing. The allegations demonstrate a fundamental misunderstanding of existing precedent and a mischaracterization of the facts and transactions at issue, which were not violative of any securities laws, rules or regulations. The Company will answer these allegations in court.

On November 2, 2018, counsel for Defendants filed a joint motion to dismiss the SEC’s suit in its entirety, primarily on the basis that the SEC’s complaint fails to allege facts sufficient to state viable causes of action. On September 25, 2019, the Court denied Defendants’ motion. The Court found that when accepting all allegations in the complaint as true and drawing all reasonable inferences in favor of the Plaintiff, as the Court is required to do with respect to such a motion, the SEC’s Complaint alleged sufficient facts to survive Defendants’ motion. The Court’s ruling on the motion to dismiss does not mean that the Court has determined any of the allegations in the complaint to be true or that Defendants have violated any securities laws. The case is now proceeding to the discovery stage and after the close of discovery, Defendants will have the ability to seek summary judgment prior to trial.

Recently, the SEC and the Company have entered into a proposed agreement that, if and when approved by the full Commission, as the parties anticipate it will, resolve all of the issues asserted against the Company by the SEC without any admission of wrongdoing on the part of the Company. In anticipation of the SEC’s approval of this agreement, the U.S. District Court has agreed to stay all further proceedings for 90 days in order to afford the parties ample time to effectuate their final agreement, at which time said litigation will be formally discontinued against the Company with prejudice. The Company has recorded a contingent liability as of December 31, 2019 for the resulting anticipated $500,000 liability under the proposed settlement.

The Company is being represented by Marc S. Gottlieb, Esq., a partner with the firm of Ortoli Rosenstadt LLP.

Judgments

On or about January 24, 2019, SPYR APPS, LLC entered into an agreement with one of its vendors, Shatter Storm Studios, to whom it owed $84,250 for artwork related to the Steven Universe game. Pursuant to the terms of that agreement, SPYR APPS, LLC needed to make payment in the amount of $85,000 to cover the principal owed and attorneys’ fees together plus 6% interest in that amount by December 1, 2019. Should SPYR APPS, LLC not make the required payment on or before December 1, 2019, it consented to entry of judgment in favor of Shatter Storm Studios for the amount owed. SPYR APPS, LLC did not make the payment and on January 27, 2020 Shatter Storm Studios initiated Case No. 1:200cv-00217 in the U.S. District Court for the District of Colorado seeking entry of the consent judgment against SPYR APPS, LLC. The judgment is not being contested by SPYR APPS, LLC, but has not yet been entered. The $85,000 plus accrued interest and attorneys’ fees has been reported as part of accounts payable and accrued liabilities. The balance due as of December 31, 2019 was approximately $90,000.

Employment Agreements

Pursuant to employment agreements entered in December 2014 and October 2015, the Company agreed to compensate three officers with an initial base salary in the aggregate of $450,000 per year with rolling five year terms until terminated. In addition, as part of the employment agreements, the Company also agreed to grant these officers an aggregate of 1.55 million shares of common stock at the beginning of each employment year.

F-21

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

NOTE 8 – EQUITY TRANSACTIONS

Common Stock:

Year Ended December 31, 2018

During the year ended December 31, 2018, the Company issued 500,000 shares of restricted common stock to the father of an executive officer of the Company for cash of $50,000.

During the year ended December 31, 2018, the Company issued an aggregate of 6,200,000 shares of restricted common stock to third parties for cash of $855,000.

During the year ended December 31, 2018, the Company issued an aggregate of 1,550,000 shares of restricted common stock to employees with a total fair value of $673,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. As a result, the Company expensed the entire $673,000 upon issuance. The shares issued were valued at the date earned under the respective agreement based upon closing market price of the Company’s common stock.

During the year ended December 31, 2018, the Company issued an aggregate of 6,068,681 shares of restricted common stock to consultants with a total fair value of $1,968,000. The shares issued are non-refundable and deemed earned upon issuance. As a result, the Company expensed the entire $1,968,000 upon issuance. The shares issued were valued at the date earned under the respective agreements based upon closing market price of the Company’s common stock.

During the year ended December 31, 2018, the Company cancelled an aggregate of 625,000 shares of restricted common stock on termination of a third-party service agreement with a total fair value on the date of termination of $207,000. The Company recorded a gain on cancellation of $113,000 for the portion of shares (375,000) issued during 2017 and reversed expenses of $94,000 for the portion of shares (250,000) issued during 2018. The shares issued were valued at the termination date of the agreement based upon closing market price of the Company’s common stock.

During the year ended December 31, 2018, the Company cancelled an aggregate of 17,500 shares of restricted common stock due to the violation of certain gating provisions of a third-party service agreement. The total fair value on the date of termination was $5,000 based upon closing market price of the Company’s common stock. The Company recorded a gain on cancellation of $5,000.

On July 12, 2018, the court approved a Joint Motion for Order Approving Settlement Agreement. Pursuant to the settlement, the Company issued 3,500,000 common shares valued at $1,050,000. The shares issued were valued at the July 12, 2018 court approval date based upon closing market price of the Company’s common stock. Total fair value of the shares was computed using the Black-Scholes Option Pricing Model and was fully recognized on the issuance date as a $1,983,000 reduction to the litigation settlement liability on the accompanying consolidated balance sheets as of December 31, 2018.

Year Ended December 31, 2019

During the year ended December 31, 2019, the Company issued an aggregate of 1,550,000 shares of restricted common stock to employees with a total fair value of $143,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. As a result, the Company expensed the entire $143,000 upon issuance. The shares issued were valued at the date earned under the respective agreement based upon closing market price of the Company’s common stock.

During the year ended December 31, 2019, the Company issued an aggregate of 25,000 shares of restricted common stock to consultants with a total fair value of $2,000. The shares issued are non-refundable and deemed earned upon issuance. As a result, the Company expensed the entire $2,000 upon issuance. The shares issued were valued at the date earned under the respective agreements based upon closing market price of the Company’s common stock.

During the year ended December 31, 2019, the Company issued an aggregate of 1,000,000 shares of common stock in conversion of notes payable with a total fair value of $100,000. As a result, the Company reduced the balance due on the notes by $100,000 upon issuance.

F-22

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

Options:

The following table summarizes common stock options activity:

		Weighted
		Average
		Exercise
	Options	Price
Outstanding, January 1, 2018	13,320,000	$1.74
Granted	420,000	1.00
Exercised	—	—
Expired	(1,250,000)	2.50
Forfeited	(40,100)	1.00
Outstanding, December 31, 2018	12,449,900	$1.64

Granted	—	—
Exercised	—	—
Expired	(3,150,000)	4.81
Forfeited	—	—
Outstanding, December 31, 2019	9,299,900	$0.57

Exercisable, December 31, 2018	11,949,900	$1.50
Exercisable, December 31, 2019	9,299,900	$0.57

The weighted average grant date fair value of options granted during the years ended December 31, 2019 and 2018, was $0.00 and $1.00 respectively.

During the year ended December 31, 2018, the Company granted stock options to consultants to purchase a total of 420,000 shares of common stock. A total of 379,900 options vested during 2017 while the remaining 40,100 options were forfeited concurrent with the termination of the consulting agreement. The options are exercisable at $1.00 per share and will expire over 4 years. The fair values of the options are recorded at their respective grant dates computed using the Black-Scholes Option Pricing Model. During the year ended December 31, 2018, the Company recognized $104,000 in compensation expense based upon the vesting of outstanding options. As of December 31, 2018, there was no additional unearned compensation costs to be recorded.

The weighted average exercise prices, remaining lives for options granted, and exercisable as of December 31, 2019 were as follows:

	Outstanding Options			Exercisable Options
Options			Weighted		Weighted
Exercise Price		Life	Average Exercise		Average Exercise
Per Share	Shares	(Years)	Price	Shares	Price
$0.50	8,000,000	0.67	$0.50	8,000,000	$0.50
$1.00	1,299,900	0.07 – 2.10	$1.00	1,299,900	$1.00
	9,299,900		$0.57	9,299,900	$0.57

At December 31, 2019, the Company’s closing stock price was $0.02 per share. As all outstanding options had an exercise price greater than $0.02 per share, there was no intrinsic value of the options outstanding at December 31, 2019.

F-23

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

The following table summarizes options granted with vesting terms activity:

		Weighted
		Average
	Number of	Grant Date
	Shares	Fair Value
Non-vested, January 1, 2018	70,000	$-
Granted	420,000	1.00
Vested	(449,900)	1.00
Forfeited	(40,100)	1.00
Non-vested, December 31, 2018	-	$-
Granted	-	-
Vested	-	-
Forfeited	-	-
Non-vested, December 31, 2019	-	$-

 Warrants:

The following table summarizes common stock warrants activity:

		Weighted
		Average
		Exercise
	Warrants	Price
Outstanding, January 1, 2018	1,700,000	$1.06
Granted	8,400,000	0.49
Exercised	—	—
Expired	(1,100,000)	1.64
Outstanding, December 31, 2018	9,000,000	$0.46

Granted	100,000	0.50
Exercised	0	—
Expired	(100,000)	0.50
Outstanding, December 31, 2019	9,000,000	$0.46

Exercisable, December 31, 2018	9,000,000	$0.46
Exercisable, December 31, 2019	9,000,000	$0.46

In January 2018, pursuant to a services agreement, the Company granted warrants to purchase a total of 1,200,000 shares of restricted common stock with an exercise price of $0.40 and will expire 36 months after date of grant. The warrants are fully vested and exercisable upon grant. Total fair value of the warrants at grant date amounted to $383,000 computed using the Black-Scholes Option Pricing Model and was fully recognized on the date of grant.

In March 2018, pursuant to a stock purchase agreement, the Company granted warrants to purchase a total of 700,000 shares of restricted common stock with an exercise price of $0.50 and will expire March 18, 2023. The warrants are fully vested and exercisable upon grant. Total fair value of the warrants at grant date amounted to $234,000 computed using the Black-Scholes Option Pricing Model and was fully recognized on the date of grant.

In April 2018, in combination with a 12-month convertible promissory note, the Company granted warrants to purchase a total of 500,000 shares of restricted common stock with exercise prices ranging from $0.375 to $0.625 and will expire April 20, 2021. The warrants are fully vested and exercisable upon grant. The proceeds of the note were allocated between the note and the warrants based on the relative fair values which resulted in proceeds of $61,000 allocated to the warrants and recorded as paid in capital and debt discount. The debt discount will be amortized over the life of the note as interest expense. During the year ended December 31, 2018, the Company recognized $43,000 of debt discount interest. As of December 31, 2018, the unamortized debt discount was $18,000 which will be recognized over the life of the note.

F-24

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

In May 2018, in combination with an 8-month convertible promissory note, the Company granted warrants to purchase a total of 200,000 shares of restricted common stock with an exercise prices of $2.00 and will expire May 22, 2023. The warrants are fully vested and exercisable upon grant. The proceeds of the note were allocated between the note and the warrants based on the relative fair values which resulted in proceeds of $32,000 allocated to the warrants and recorded as paid in capital and debt discount. The debt discount will be amortized over the life of the note as interest expense. During the year ended December 31, 2018, the Company recognized $29,000 of debt discount interest. As of December 31, 2018, the unamortized debt discount was $3,000 which will be recognized over the life of the note.

In May 2018, pursuant to a stock purchase agreement, the Company granted warrants to purchase a total of 1,000,000 shares of restricted common stock with exercise prices ranging from $0.50 to $1.00 and will expire May 29, 2021. The warrants are fully vested and exercisable upon grant. Total fair value of the warrants at grant date amounted to $184,000 computed using the Black-Scholes Option Pricing Model and was fully recognized on the date of grant.

On July 12, 2018, pursuant to a court approved Joint Motion for Order Approving Settlement Agreement, the Company issued warrants to purchase a total of 3,500,000 shares of common stock with exercise prices ranging from $0.25 to $0.75 and will expire July 11, 2023. The warrants are fully vested and exercisable upon grant. Total fair value of the warrants at grant date amounted to $933,000 computed using the Black-Scholes Option Pricing Model and was fully recognized on the date of grant as a reduction to the litigation settlement liability on the accompanying consolidated balance sheets as of December 31, 2018.

In October 2018, pursuant to advisory services agreement, the Company granted warrants to purchase a total of 100,000 shares of restricted common stock with an exercise price of $0.50 and an expiration date of October 30, 2019. The warrants are fully vested and exercisable upon grant. Total fair value of the options at grant date amounted to $4,000 computed using the Black-Scholes Option Pricing Model and was fully recognized on the date of grant.

In December 2018, pursuant to a services agreement, the Company granted warrants to purchase a total of 1,200,000 shares of restricted common stock with an exercise price of $0.15 and will expire 36 months after date of grant. The warrants are fully vested and exercisable upon grant. Total fair value of the warrants at grant date amounted to $58,000 computed using the Black-Scholes Option Pricing Model and was fully recognized on the date of grant.

In October 2019, pursuant to advisory services agreement, the Company granted warrants to purchase a total of 100,000 shares of restricted common stock with an exercise price of $0.50 and expiration date of October 30, 2020. The warrants are fully vested and exercisable upon grant. Total fair value of the options at grant date amounted to $1,000 computed using the Black-Scholes Option Pricing Model and was fully recognized on the date of grant.

The weighted average exercise prices, remaining lives for warrants granted, and exercisable as of December 31, 2019, were as follows:

	Outstanding and Exercisable Warrants
Warrants
Exercise Price		Life
Per Share	Shares	(Years)
$0.01	600,000	1.00
$0.15	1,200,000	1.03
$0.25	1,000,000	3.53
$0.375	200,000	1.30
$0.40	1,200,000	1.03
$0.50	3,000,000	0.83 – 3.53
$0.625	100,000	1.30
$0.75	1,250,000	1.41 – 3.53
$1.00	250,000	1.41
$2.00	200,000	3.39
	9,000,000
F-25

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

At December 31, 2019, the Company’s closing stock price was $0.02 per share. The Company had 600,000 warrants outstanding with exercise prices less than $0.02 with an intrinsic value of $6,000 at December 31, 2019.

The table below represents the average assumptions used in valuing the stock options and warrants granted in fiscal 2019:

Year Ended December 31,
2019
Expected life in years	1.00
Stock price volatility	215%
Risk free interest rate	1.53%
Expected dividends	—
Forfeiture rate	—

The table below represents the average assumptions used in valuing the stock options and warrants granted in fiscal 2018:

Year Ended December 31,
2018
Expected life in years	1.00 – 5.00
Stock price volatility	138% - 153%
Risk free interest rate	2.12% - 2.90%
Expected dividends	—
Forfeiture rate	—

The assumptions used in the Black Scholes models referred to above are based upon the following data: (1) the contractual life of the underlying non-employee options is the expected life. The expected life of the employee option is estimated by considering the contractual term of the option, the vesting period of the option, the employees’ expected exercise behavior and the post-vesting employee turnover rate. (2) The expected stock price volatility was based upon the Company’s historical stock price over the expected term of the option. (3) The risk-free interest rate is based on published U.S. Treasury Department interest rates for the expected terms of the underlying options. (4) The expected dividend yield was based on the fact that the Company has not paid dividends to common shareholders in the past and does not expect to pay dividends to common shareholders in the future. (5) The expected forfeiture rate is based on historical forfeiture activity and assumptions regarding future forfeitures based on the composition of current grantees.

Shares Reserved:

At December 31, 2019, the Company has reserved 30,000,000 shares of common stock in connection with 2 convertible notes with detachable warrants and 3,500,000 shares of common stock underlying warrants issued in connection with the court approved settlement agreement for a total of 33,500,000 reserved shares of common stock.

NOTE 9 - PREFERRED STOCK

The Class A Preferred Stock carries the following rights and preferences;

Dividends

The Company shall, in its discretion, determine when and if dividends will be paid on the Class A Preferred Shares, and whether it will be paid in cash, shares of Common Stock, or a combination of both. All Class A Preferred Stockholders shall be treated the same with respect to the payment of dividends. In the event the Company elects to pay a portion or all of the dividends on the Class A Preferred Stock by issuing shares of the Company's Common Stock, the shares of common stock issued as dividends will be restricted, unregistered shares, and will be subject to the same transfer restrictions that apply to the shares of Class A Preferred Stock. The dividend is payable as may be determined by the Board of Directors, out of funds legally available therefor. The Class A Preferred Stock will have priority as to dividends over the Common Stock.

F-26

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

Voting Rights

The holders of the Class A Preferred Stock shall vote for the election of directors, and shall have full voting rights, except that each Class A Preferred share shall entitle the holder to exercise ten thousand (10,000) votes for each one (1) Class A Preferred Share held.

Redemptive Rights

The Class A Preferred Stock shall not be redeemable.

Conversion Rights

The holders of the Class A Preferred Stock will be entitled at any time to convert their shares of Class A Preferred Stock into shares of the Company's Common Stock at the rate of one (1) share of Class A Preferred Stock be converted into common shares of the Company at an agreed price of forty cents ($0.40) per share (the "Conversion Price"), which, based upon the recorded fair value of the Class A Preferred Stock, results in a conversion ratio of 1 share of Class A Preferred Stock to approximately 250 shares of common stock. No fractional shares will be issued.

The Conversion Ratio of the Class A Preferred Stock shall be adjusted in certain circumstances, including the payment of a stock dividend on shares of the Common Stock and combinations and subdivisions of the Common Stock.

In the case of any share exchange, capital reorganization, consolidation, merger or reclassification, whereby the Common Stock is converted into other securities or property, the Company will make appropriate provisions so that the holder of each share of Class A Preferred Stock then outstanding, will have the right thereafter to convert such share of Class A Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, share exchange, capital reorganization or reclassification by a holder of the number of shares of Common Stock into which such shares of Class A Preferred Stock might have been converted immediately prior to such consolidation, merger, share exchange, capital reorganization or reclassification. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Conversion Ratio shall be proportionately increased in the case of subdivision of shares. If the shares of Common Stock are combined, consolidated or reverse split into a smaller number of shares of Common Stock, the Conversion Ratio shall be proportionally decreased. The kind and type of Common Shares issuable upon conversion of the Class A Preferred Stock both before and after combination, consolidation or reverse split of the Common Shares shall be the same.

The same transfer restrictions imposed on the Class A Preferred Stock shall be applicable to the Common Stock into which the Class A Preferred Stock is converted, although for purposes of Rule 144 as presently in effect, the holding period requirement may be met by adding together the period in which the Class A Preferred Stock is held and the period in which the Common Stock into which the Class A Preferred Stock is converted, is held.

Other Provisions

The shares of Class A Preferred Stock to be issued and any Common Shares into which it is converted, shall be duly and validly issued, fully paid and non-assessable. The holders of the Class A Preferred Stock shall not have pre-emptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into Common Stock or rights or options to purchase any such shares.

The Class E Convertible Preferred Stock carries the following rights and preferences;

*	No dividends.
*	Convertible to common stock based upon proceeds received upon issuance of the shares, divided by the average closing bid price for the Company’s common stock for the 5 trading days prior to the conversion date, and is adjustable to prevent dilution. At December 31, 2019, the 20,000 Class E preferred shares were convertible to 5,096,840 common shares.
*	Convertible at the Option of the Company at par value only after repayment of the shareholder loans from Joseph Fiore and subject to the holder’s option to convert.
*	Entitled to vote 1,000 votes per share of Series E Convertible Preferred Shares.
*	Entitled to liquidation preference at par value.
*	Is senior to all other share of preferred or common shares issued past, present and future.

F-27

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2019 AND 2018

NOTE 10 – DISCONTINUED OPERATIONS

Restaurant

Through our other wholly owned subsidiary, E.A.J.: PHL Airport, Inc., we owned and operated the restaurant “Eat at Joe’s®,” which was located in the Philadelphia International Airport since 1997. Our lease in the Philadelphia Airport expired in April 2017. Concurrent with expiration of the lease the restaurant closed. Pursuant to current accounting guidelines, the restaurant segment is reported as discontinued operations.

The assets and liabilities of our discontinued restaurant segment's discontinued operations as of December 31, 2019 and December 31, 2018 consisted of $0 assets and $22,000 in accounts payable and accrued liabilities.

The results of operations of our discontinued restaurant for the years ended December 31, 2019 and 2018 and is included in the consolidated statements of operations as discontinued operations consisted of no operations for the year ended December 31, 2019 and $1,000 income on the disposition of assets for the year ended December 31, 2018.

NOTE 11 – RESTATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2018

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company adopted ASU 2016-02 on January 1, 2019. Pursuant to this new standard, the Company has restated its consolidated balance sheets as of December 31, 2018 to record an operating right-of-use asset and operating lease liability.

NOTE 12 - SUBSEQUENT EVENTS

On February 1, 2020, the Company issued 1.25 million shares of common stock with a fair value of $25,000 pursuant to existing employment and consulting agreements.

On February 21, 2019, the Company amended its revolving line of credit with Berkshire Capital Management Co., Inc. to extend the repayment date from December 31, 2019 to June 30, 2020.

During the period from January 1 through March 29, 2020, the Company, received $185,000 in revenue for professional services rendered to Berkshire Capital Management Co., Inc.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a "Public Health Emergency of International Concern" and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, the Company is anticipating potential reductions in revenue, labor and supply shortages, difficulty meeting debt covenants, delays in collecting accounts receivable and paying liabilities and changes in the fair value of assets and liabilities. Our concentrations due to major customers and the necessity for fund raising activities make it reasonably possible that we are vulnerable to the risk of a near-term severe impact.

Additionally, it is reasonably possible that estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, including potential credit losses on receivables and investments; impairment losses related to capitalized gaming assets and other long-lived assets; and contingent obligations.

F-28

F-29

SPYR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$8,000	$10,000
Accounts receivable, net	14,000	77,000
Prepaid expenses	2,000	15,000
Trading securities, at market value	1,000	1,000
Total Current Assets	25,000	103,000

Property and equipment, net	30,000	59,000
Capitalized gaming assets and licensing rights, net	75,000	100,000
Intangible assets, net	4,000	6,000
Operating lease right-of-use asset	38,000	80,000
Other assets	13,000	13,000
TOTAL ASSETS	$185,000	$361,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES
Current Liabilities:
Accounts payable and accrued liabilities	$2,290,000	$1,834,000
Related party short-term advances	1,166,000	1,115,000
Related party line of credit	1,186,000	1,134,000
Convertible notes payable, net	347,000	550,000
SBA PPP Note Payable, current portion	39,000	—
Operating lease liability - current portion	79,000	92,000
Current liabilities of discontinued operations	22,000	22,000
Total Current Liabilities	5,129,000	4,747,000

SBA PPP Note Payable	32,000	—
Total Liabilities	5,161,000	4,747,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, 10,000,000 shares authorized
107,636 Class A shares issued and outstanding as of
September 30, 2020 and December 31, 2019	11	11
20,000 Class E shares issued and outstanding as of
September 30, 2020 and December 31, 2019	2	2
Common stock, $0.0001 par value, 750,000,000 shares authorized
203,137,631 and 200,880,131 shares issued and outstanding as of
September 30, 2020 and December 31, 2019	20,314	20,088
Additional paid-in capital	53,781,673	53,509,899
Accumulated deficit	(58,778,000)	(57,916,000)
Total Stockholders’ Equity (Deficit)	(4,9765,000)	(4,386,000)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$185,000	$361,000

The accompanying notes are an integral part of these condensed consolidated financial statements.
F-30

SPYR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019

Revenues	$1,000	$10,000	$4,000	$44,000
Related party service revenues	—	8,000	185,000	60,000
Gross Margin	1,000	18,000	189,000	104,000

Expenses
Labor and related expenses	151,000	195,000	487,000	716,000
Rent	23,000	36,000	88,000	110,000
Depreciation and amortization	9,000	11,000	28,000	33,000
Professional fees	12,000	15,000	65,000	81,000
Research and development	—	(70,000)	—	(44,000)
Other general and administrative	29,000	84,000	183,000	248,000
Total Operating Expenses	224,000	271,000	851,000	1,144,000
Operating Loss	(223,000)	(253,000)	(662,000)	(1,040,000)

Other Expense
Interest Expense	(70,000)	7,000	(180,000)	(183,000)
Gain on disposition of assets	1,000	—	2,000	—
Write-down of assets	(25,000)	—	(25,000)	—
SBA EIDL grant	—	—	3,000	—
Unrealized loss on trading securities	(1,000)	(1,000)	—	(3,000)
Total Other Expense	(95,000)	6,000	(200,000)	(186,000)

Net Loss	(318,000)	(247,000)	(862,000)	(1,226,000)

Per Share Amounts
Net Loss
Basic and Diluted earnings per share	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Weighted Average Common Shares
Basic and Diluted	202,524,370	200,055,131	202,116,518	199,624,728

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-31

SPYR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
For the Nine Months Ended September 30, 2020
(Unaudited)

	Preferred Stock						Additional
	Class A		Class E		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2019	107,636	$11	20,000	$2	200,880,131	$20,088	$53,509,899	$(57,916,000)	$(4,386,000)
Fair value of common stock issued for employee compensation	—	—	—	—	1,250,000	125	24,875	—	25,000
Net loss	—	—	—	—	—	—	—	(227,000)	(227,000)
Balance at March 31, 2020	107,636	11	20,000	2	202,130,131	20,213	53,534,774	(58,143,000)	(4,588,000)
Net loss	—	—	—	—	—	—	—	(317,000)	(317,000)
Balance at June 30, 2020	107,636	11	20,000	2	202,130,131	20,213	53,534,774	(58,460,000)	(4,905,000)
Fair value of common stock issued for conversion of notes payable	—	—	—	—	1,007,500	101	151,899	—	152,000
Fair value of warrants to settle convertible notes payable	—	—	—	—	—	—	95,000	—	95,000
Net loss	—	—	—	—	—	—	—	(318,000)	(318,000)
Balance at September 30, 2020	107,636	$11	20,000	$2	203,137,631	$20,314	$53,781,673	$(58,460,000)	$(4,976,000)

The accompanying notes are an integral part of these condensed consolidated financial statements.

SPYR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
For the Nine Months Ended September 30, 2019
(Unaudited)

	Preferred Stock						Additional
	Class A		Class E		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2018	107,636	$11	20,000	$2	198,305,131	$19,830	$53,265,157	$(55,951,000)	$(2,666,000)
Fair value of common stock issued for employee compensation	—	—	—	—	1,250,000	125	130,875	—	131,000
Net loss	—	—	—	—	—	—	—	(450,000)	(450,000)
Balance at March 31, 2019	107,636	11	20,000	2	199,555,131	19,955	53,396,032	(56,401,000)	(2,985,000)
Fair value of common stock issued for conversion of notes payable	—	—	—	—	500,000	50	49,950	—	50,000
Net loss	—	—	—	—	—	—	—	(529,000)	(529,000)
Balance at June 30, 2019	107,636	$11	20,000	$2	200,055,131	$20,005	$53,445,982	$(56,930,000)	$(3,464,000)
Net loss	—	—	—	—	—	—	—	(247,000)	(247,000)
Balance at September 30, 2019	107,636	$11	20,000	$2	200,055,131	$20,005	$53,445,982	$(57,177,000)	$(3,711,000)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-32

SPYR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
	2020	2019

Cash Flows From Operating Activities:
Net loss	$(862,000)	$(1,226,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	28,000	33,000
Common stock issued for employee compensation	25,000	131,000
Amortization of debt discounts on convertible notes payable	—	62,000
Gain on disposition of assets	(2,000)	—
Loss on write-down of assets	25,000	—
SBA EIDL grant	(3,000)	—
Unrealized (gain) loss on trading securities	—	3,000
Changes in operating assets and liabilities:
Decrease in accounts receivables	63,000	27,000
Decrease in prepaid expenses	13,000	2,000
(Increase) Decrease in operating lease right-of-use asset	29,000	(7,000)
Increase in accounts payable and accrued liabilities	456,000	61,000
Increase in accrued interest on short-term advances - related party	51,000	30,000
Increase in accrued interest on line of credit - related party	52,000	49,000
Increase in accrued interest and liquidated damages on convertible notes	46,000	98,000
Net Cash Used in Operating Activities	(79,000)	(737,000)

Cash Flows From Investing Activities:
Purchase of property and equipment	(5,000)	—
Sale of property and equipment	8,000	—
Net Cash Used in Investing Activities	3,000	—

Cash Flows From Financing Activities:
Proceeds from short-term advances - related party	—	749,000
Proceeds from SBA EIDL grant	3,000	—
Proceeds from SBA PPP note payable	71,000	—
Net Cash Provided by Financing Activities	74,000	749,000

Net increase (decrease) in Cash	(2,000)	12,000
Cash and cash equivalents at beginning of period	10,000	24,000
Cash and cash equivalents at end of period	$8,000	$36,000

Supplemental Disclosure of Interest and Income Taxes Paid:
Interest paid during the period	$1,000	$—
Income taxes paid during the period	$—	$—

Supplemental Disclosure of Non-cash Investing and Financing Activities:
Warrants issued to settle convertible notes payable	$95,000
Partial conversion of notes payable to common stock	$152,000	$50,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-33

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The accompanying condensed consolidated financial statements of SPYR, Inc. and subsidiaries (the “Company”) are unaudited. These unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC. The condensed consolidated balance sheet as of December 31, 2019 included herein was derived from the audited consolidated financial statements as of that date, but does not include all disclosures, including notes, required by GAAP.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to fairly present the Company's financial position and results of operations for the interim periods reflected. Except as noted, all adjustments contained herein are of a normal recurring nature. Results of operations for the fiscal periods presented herein are not necessarily indicative of fiscal year-end results.

Principles of Consolidation

The consolidated financial statements include the accounts of SPYR, Inc. and its wholly-owned subsidiaries, SPYR APPS, LLC, a Nevada Limited Liability Company, E.A.J.: PHL, Airport Inc., a Pennsylvania corporation (discontinued operations, see Note 7), and Branded Foods Concepts, Inc., a Nevada corporation. Intercompany accounts and transactions have been eliminated.

Going Concern

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business, however, the issues described below raise substantial doubt about the Company’s ability to do so.

As shown in the accompanying financial statements, for the nine months ended September 30, 2020, the Company recorded a net loss from continuing operations of $862,000 and have current liabilities of $5,129,000. As of September 30, 2020, we had cash of $8,000, and accounts receivable of $14,000. These issues raise substantial doubt about the Company’s ability to continue as a going concern.

The Company intends to utilize cash on hand, shareholder loans and other forms of financing such as the sale of additional equity and debt securities, capital leases and other credit facilities to conduct its ongoing business, and to also conduct strategic business development, marketing analysis, due diligence investigations into possible acquisitions, and implementation of our business plans generally. The Company also plans to diversify, through acquisition or otherwise, in other unrelated business areas and is exploring opportunities to do so.

Historically, we have financed our operations primarily through sales of our common stock and debt financing. The Company will continue to seek additional capital through the sale of its common stock, debt financing and through expansion of its existing and new products. If our financing goals for our products do not materialize as planned and if we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans.

F-34

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Unaudited)

The ability of the Company to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements and expansion of our operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations. However, management cannot make any assurances that such financing will be secured.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions used by management affected impairment analysis for trading securities, fixed assets, intangible assets, capitalized licensing rights, amounts of potential liabilities, and valuation of issuance of equity securities. Actual results could differ from those estimates.

Earnings (Loss) Per Share

The basic and fully diluted shares for the three months ended September 30, 2020 are the same because the inclusion of the potential shares (Class A – 26,909,028, Class E – 803,213, Options – 849,900, Warrants – 9,800,000) would have had an anti-dilutive effect due to the Company generating a loss for the three months ended September 30, 2020.

The basic and fully diluted shares for the three months ended September 30, 2019 are the same because the inclusion of the potential shares (Class A – 26,909,028, Class E – 1,851,852, Options – 12,449,900, Warrants – 9,000,000) would have had an anti-dilutive effect due to the Company generating a loss for the three months ended September 30, 2019.

The basic and fully diluted shares for the nine months ended September 30, 2020 are the same because the inclusion of the potential shares (Class A – 26,909,028, Class E – 803,213, Options – 849,900, Warrants – 9,800,000) would have had an anti-dilutive effect due to the Company generating a loss for the nine months ended September 30, 2020.

The basic and fully diluted shares for the nine months ended September 30, 2019 are the same because the inclusion of the potential shares (Class A – 26,909,028, Class E – 1,851,852, Options – 12,449,900, Warrants – 9,000,000) would have had an anti-dilutive effect due to the Company generating a loss for the nine months ended September 30, 2019.

Capitalized Gaming Assets and Licensing Rights

As of September 30, 2020, the Company’s capitalized gaming assets consist of Battlewack: Idle Lords which was acquired in 2017 for cash of $100,000 from the game owner and developer. The game requires additional development before it can be released. As such, the Company does not expect amortization expense related to capitalized gaming assets and licensing rights until existing or future gaming assets, through development or acquisition, are placed into service. During September 2020 the Company recognized an impairment loss of $25,000 on this game and recorded as a loss on write down of assets in the consolidated statement of operations for the three and nine months ended September 30, 2020.

Software Development Costs

Costs incurred for software development are expensed as incurred. During the nine months ended September 30, 2020 and 2019, the Company incurred $0 and $34,000 in software development costs paid to independent gaming software developers.

In addition, during September 2019, the Company received a credit from an independent gaming software developer for previously incurred development costs in the amount of $78,000. The credit was recorded as a reduction to research and development expenses during the nine months ended September 30, 2019.

F-35

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Unaudited)

Accounts Receivable

The following is a summary of receivables at September 30, 2020 and December 31, 2019:

	September 30, 2020	December 31, 2019

Game revenue due from in app purchases,	$26,000	$39,000
Less allowance for doubtful accounts	(12,000)	(12,000)
Game revenue due from in app advertising	—	—
Related party professional service revenues	—	50,000
Other Receivables	—	—
Accounts Receivable, net	$14,000	$77,000

Accounts receivable are carried at their estimated collectible amounts and are not subject to any interest or finance charges.

Allowance for Doubtful Accounts

The Company evaluates the collectability of accounts receivable based on a combination of factors. In cases where the Company becomes aware of circumstances that may impair a specific customer's ability to meet its financial obligations subsequent to the original sale, the Company will recognize an allowance against amounts due, and thereby reduce the net recognized receivable to the amount the Company reasonably believes will be collected. For all other customers, the Company recognizes an allowance for doubtful accounts based on the length of time the receivables are past due and consideration of other factors such as industry conditions, the current business environment and the Company's historical payment experience. An allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debts charged to earnings. This evaluation is inherently subjective and requires estimates that are susceptible to significant revisions as more information becomes available.

As of September 30, 2020, management has recorded an allowance for doubtful accounts in the amount of approximately $12,000.

Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with financial institutions, in the form of demand deposits. The Company believes that no significant concentration of credit risk exists with respect to these cash balances because of its assessment of the creditworthiness and financial viability of the financial institutions.

The Company grants credit to its game revenue and service revenue customers. The Company typically does not require collateral from customers. Credit risk is limited due to the financial strength of the customers comprising the Company’s customer. The Company monitors exposure of credit losses and maintains allowances for anticipated losses considered necessary under the circumstances (See “Allowance for Doubtful Accounts” above).

F-36

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Unaudited)

Major Customers

The Company had two related party customers who comprised 0% and 98% of net revenue during the nine months ended September 30, 2020, and 58% and 0% of net revenue during the nine months ended September 30, 2019. The loss of these customers would adversely impact the business of the Company.

	Net Revenue %		Gross Accounts Receivable
	Nine Months Ended September 30,	Nine Months Ended September 30,	As of September 30,	As of December 31,
	2020	2019	2020	2019
Customer A	0%	58%	$—	$—
Customer B	98%	0%	—	50,000
Total	98%	58%	$—	$50,000

Recent Accounting Standards

The recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

NOTE 2 - RELATED PARTY TRANSACTIONS

During 2017, the Company obtained a revolving line of credit from Berkshire Capital Management Co., Inc. Berkshire is controlled by Joseph Fiore, majority shareholder and former chairman of the board of directors of the Company. The line of credit allows the Company to borrow up to $1,000,000 with interest at 6% per annum. The loan is secured by a first lien on all the assets of the Company and its wholly owned subsidiary SPYR APPS, LLC. Repayment on the loan is due December 31, 2020. As of September 30, 2020, the Company has borrowed $1,000,000 and accrued interest of $186,000.

During 2018 and 2019 the Company received $1,062,000 in the form of short-term advances from Berkshire Capital Management Co., Inc. The short-term advances are due upon demand. Interest on the short-term advances has been accrued at 6% per annum through September 30, 2020 in the amount of $104,000 for a total balance due as of September 30, 2020 of $1,166,000.

During the nine months ended September 30, 2019, the Company, received $60,000 in revenue for professional services rendered to a related Company whose directors are also officers of SPYR, Inc. and whose majority shareholder is Berkshire Capital Management Co., Inc.

During the nine months ended September 30, 2020, the Company, received $185,000 in revenue for professional services rendered to Berkshire Capital Management Co., Inc.

F-37

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Unaudited)

NOTE 3 – CONVERTIBLE NOTES

On April 20, 2018, (modified May 22, 2018) the Company issued a $165,000 (originally $158,000) convertible note with original issue discount (OID) of $15,000 and bearing interest at 8% per annum. The amended maturity date of the note was June 1, 2019 and was convertible on or after October 17, 2018 into the Company’s restricted common stock at $0.20 per share at the holder’s request. The OID is recorded as a discount to the debt agreement. The Company determined the note to contain a beneficial conversion feature valued at $104,000 based on the intrinsic per share value of the conversion feature. This beneficial conversion feature was recorded as a discount to the debt agreement. The noteholder was also granted detachable 3-year warrants to purchase 200,000 shares of the company’s restricted common stock at an exercise price of $0.375 per share, 200,000 shares of the company’s restricted common stock at an exercise price of $0.50 per share, and 100,000 shares of the company’s restricted common stock at an exercise price of $0.625 per share. The warrants were valued at $126,000 using the Black-Scholes pricing model and were recorded as a discount to the debt agreement. The noteholder was also issued 116,000 shares of the company’s restricted common stock valued at $34,000 based upon the closing price of the Company stock on the date of the modified agreement and recorded as a discount to the debt agreement. On May 10, 2019, the Company amended the note to extend the due date to June 1, 2019, provide for a partial conversion of $25,000 of the outstanding principal balance into common shares of the Company at a conversion price of $0.10 per share for a total of 250,000 shares, and waive any prior alleged or actual defaults under the note. On August 25, 2020 the holder converted $101,500 of the outstanding principal balance into common shares of the Company at a conversion price of $0.20 per share for a total of 507,500 shares. On September 30, 2020, the Company amended the note to provide for a conversion of $150,000 of the outstanding principal and interest due into common shares of the Company at a conversion price of $0.125 per share for a total of 1,200,000 shares, and amend the warrants by adjusting the exercise price to $0.25 per share. Upon receipt of the 1,200,000 shares by the Holder, the note shall be considered paid in full. The Company has accrued approximately $117,000 in interest and liquidated damages for this note through September 30, 2020. At September 30, 2020 and December 31, 2019, the principal balance together with total accrued interest and liquidated damages is recorded on the Company’s consolidated balance sheet net of discounts at $155,000 and $254,000, respectively. Subsequent to September 30, 2020, on October 22, 2020, the Company completed the issuance of the 1,200,000 shares and the note was considered paid in full.

On May 22, 2018, the Company issued a $275,000 convertible note with original issue discount (OID) of $25,000 and bearing a one-time interest charge at 8%. The amended maturity date of the note is March 31, 2021 and is convertible into the Company’s restricted common stock at $0.25 per share at the holder’s request. The OID is recorded as a discount to the debt agreement. The Company determined the note to contain a beneficial conversion feature valued as $40,000 based on the intrinsic per share value of the conversion feature. This beneficial conversion feature was recorded as a discount to the debt agreement. The noteholder was also granted detachable 5-year warrants to purchase 200,000 shares of the company’s restricted common stock at an exercise price of $2.00 per share. The warrants were valued at $45,000 using the Black-Scholes pricing model and were recorded as a discount to the debt agreement. The noteholder was also issued 200,000 shares of the company’s restricted common stock valued at $58,000 based upon the closing price of the Company stock on the date of the agreement and recorded as a discount to the debt agreement. On May 10, 2019, the Company amended the note to extend the due date to September 1, 2019, provide for a partial conversion of $25,000 of the outstanding principal balance into common shares of the Company at a conversion price of $0.10 per share for a total of 250,000 shares, and waive any prior alleged or actual defaults under the note. On October 11, 2019, the Company amended the note to extend the due date to December 31, 2019, provide for a partial conversion of $50,000 of the outstanding principal balance into common shares of the Company at a conversion price of $0.10 per share for a total of 500,000 shares, and waive any prior alleged or actual defaults under the note. . On August 25, 2020, the Company amended the note to extend the due date to March 31, 2021, provide for a partial conversion of $50,000 of the outstanding principal balance into common shares of the Company at a conversion price of $0.10 per share for a total of 500,000 shares, and waive any prior alleged or actual defaults under the note. On September 30, 2020, the Company amended the note to provide for a conversion of $150,000 of the outstanding principal balance into common shares of the Company at a conversion price of $0.125 per share for a total of 1,200,000 shares, and amend the warrants by increasing the number of warrant shares to 1,000,000 at an adjusted exercise price to $0.25 per share. Upon receipt of the 1,200,000 shares and $47,000 cash by the Holder, the note shall be considered paid in full. The Company has accrued approximately $47,000 in interest and liquidated damages for this note through September 30, 2020. At September 30, 2020 and December 31, 2019, the principal balance together with total accrued interest and liquidated damages is recorded on the Company’s consolidated balance sheet net of discounts at $197,000 and $296,000, respectively. Subsequent to September 30, 2020, on October 21, 2020, the Company completed the issuance of the 1,200,000 shares and payment of the $47,000 cash and the note was considered paid in full.

F-38

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Unaudited)

The following table summarized the Company's convertible notes payable as of September 30, 2020 and December 31, 2019:

	September 30, 2020	December 31, 2019
Beginning Balance	$550,000	$432,000
Proceeds from the issuance of convertible notes, net of issuance discounts	—	—
Repayments	—	—
Conversion of notes payable into common stock	(152,000)	(100,000)
Amortization of discounts	—	62,000
Liquidated damages	(53,000)	134,000
Accrued Interest	2,000	22,000
Convertible notes payable, net	$347,000	$550,000

Convertible notes, short term	$189,000	$340,000
Accrued interest and damages, short term	158,000	210,000
Debt discounts, short term	—	—
Short-term convertible notes payable, net	$347,000	$550,000

NOTE 4 – SMALL BUSINESS ADMINISTRATION DEBT

On May 12, 2020 the Company received a Paycheck Protection Program loan from the U.S. Small Business Administration in the approximate amount of $71,000. The loan agreement provides for six months principal and interest deferral. The interest rate is 1%. Under the terms of the loan, up to 100% of the loan may be forgiven conditioned upon meeting certain requirements for the use of funds. Any amount not forgiven must be repaid in eighteen monthly consecutive principal and interest payments beginning December 2020. As of September 30, 2020, the balance due on this note was approximately $71,000.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Equity Line of Credit

The Company entered into a five-year Equity Line of Credit pursuant to an Equity Purchase Agreement with Brown Stone Capital, LP, dated September 30, 2020. Pursuant to the agreement, Brown Stone agreed to invest up to $14,000,000 to purchase the Company’s Common Stock, par value $0.0001 per share. The purchase price of the common shares is the lesser of the Fixed price or Market price. The Fixed price is $0.50 per share in years 1 and 2, after the effectiveness of a registration statement, and $1.00 per share in years 3, 4 and 5 after the effectiveness of this registration statement. The Market price is 70% of the three lowest Variable Weighted Average Price (“VWAP”) for the Company’s common stock during the 10 trading day period immediately prior to the conversion date. In addition, the Company and Brown Stone entered into a Registration Rights Agreement, whereby the Company agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, and applicable state securities laws, with respect to the shares of Common Stock issuable for Brown Stone’s investment pursuant to the Equity Purchase Agreement. As of September 30, 2020, no shares have been sold pursuant to this agreement.

F-39

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Unaudited)

Operating Leases

The Company leases approximately 5,169 square feet at 4643 South Ulster Street, Denver, Colorado pursuant to an amended lease dated May 21, 2015 and expiring on December 31, 2020. Under the lease, the Company pays annual base rent on an escalating scale ranging from $143,000 to $152,000. On May 1, 2020 and July 29, 2020, the Company entered into an amended lease agreement with its landlord. Under the terms of the amendment, the landlord agreed to waive rent, certain rent adjustments and parking for the period April 1, 2020 through August 31, 2020 and extend the term of the lease by five months. As a result of these amendments, the lease term date, which was December 31, 2020, is now May 31, 2021.

Legal Proceedings

We are involved in certain legal proceedings that arise from time to time in the ordinary course of our business. Except for income tax contingencies, we record accruals for contingencies to the extent that our management concludes that the occurrence is probable and that the related amounts of loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. Information about material legal proceedings follows:

Settlements

On June 18, 2018 the Company was named as a defendant in a case filed in the United States District Court for the Southern District of New York: Securities and Exchange Commission vs. Joseph A. Fiore, Berkshire Capital Management Co., Inc., and Eat at Joe’s, Ltd. n/k/a SPYR, Inc.(“Defendants”). Joseph A. Fiore was the Chairman of our Board of Directors and is a significant shareholder. Mr. Fiore resigned from his positions as Chairman of the Board and as a Director of the Company effective August 1, 2018. The suit alleged that Mr. Fiore, during 2013 and 2014, while he was the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors, engaged in improper conduct on behalf of the defendants named in the case related to the Company’s sales of securities in Plandai Biotechnology, Inc. The Commission alleged that Mr. Fiore and the Company unlawfully benefited through the sales of those securities. The Commission also alleged that from 2013 to 2014, the Company’s primary business was investing and that it failed to register as an investment company, resulting in an alleged violation of Section 7(a) of the Investment Company Act of 1940. The suit sought to disgorge Joseph A. Fiore, Berkshire Capital Management Co., Inc., and the Company of alleged profits on the sale of the securities and civil fines related to the Company’s failure to register as an investment company with the Commission.

Pursuant to a settlement agreement among the parties, on April 14, 2020, final judgment was entered in the case: Securities and Exchange Commission vs. Joseph A. Fiore, Berkshire Capital Management, Inc. and Eat at Joes, Inc., n/k/a SPYR, Inc., case number 7:18-cv-05474-KMK filed in the U.S. District Court for the Southern District of New York.

On April 23, 2020, Joseph Fiore/Berkshire Capital Management, Inc. satisfied the Company’s joint and several liability obligation by paying to the Commission the agreed upon sum of Two Million Dollars pursuant to a settlement agreement between Joseph Fiore/Berkshire Capital Management, Inc. and the Company, which settlement agreement was entered into on April 15, 2020. The Company has until April 14, 2021 to satisfy its remaining financial obligation to the Commission, an agreed upon civil penalty of Five Hundred Thousand Dollars ($500,000). The $500,000 liability is reported as part of accounts payable and accrued liabilities on the accompanying condensed consolidated balance sheets as of September 30, 2020 and December 31, 2019 and was recorded as litigation settlement costs on the consolidated statements of operations on the Company’s form 10K for the year ended December 31, 2019.

In electing to settle with the Commission, the Company neither admitted nor denied liability to any of the Commission’s allegations in its complaint, and in consideration for the Commission discontinuing its action, the Company, along with the two other defendants Joseph Fiore and Berkshire Capital Management agreed to be jointly and severally liable for disgorgement of profits and prejudgment interest in the amount of two million dollars, and to each be solely liable to pay a civil penalty in the amount of five hundred thousand dollars.[2]

[2] In addition, an injunction was entered against the Company enjoined it from violating the antifraud, market manipulation, beneficial ownership reporting, and other provisions of the federal securities laws charged in the SEC’s complaint.

F-40

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Unaudited)

Judgments

On or about January 24, 2019, SPYR APPS, LLC entered into an agreement with one of its vendors, Shatter Storm Studios, to whom it owed $84,250 for artwork related to the Steven Universe game. Pursuant to the terms of that agreement, SPYR APPS, LLC needed to make payment in the amount of $85,000 to cover the principal owed and attorneys’ fees together plus 6% interest in that amount by December 1, 2019. Should SPYR APPS, LLC not make the required payment on or before December 1, 2019, it consented to entry of judgment in favor of Shatter Storm Studios for the amount owed. SPYR APPS, LLC did not make the payment and on January 27, 2020 Shatter Storm Studios initiated Case No. 1:200cv-00217 in the U.S. District Court for the District of Colorado seeking entry of the consent judgment against SPYR APPS, LLC. The judgment was not contested by SPYR APPS, LLC and judgment in the amount of $85,000 plus post judgment interest at the rate of 6% was entered on March 17, 2020. The $85,000 plus accrued interest and attorneys’ fees has been reported as part of accounts payable and accrued liabilities. The balance due as of September 30, 2020 and December 31, 2019 was approximately $94,000 and $90,000, respectively.

Covid-19

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a "Public Health Emergency of International Concern" and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, the Company is anticipating potential reductions in revenue, labor and supply shortages, difficulty meeting debt covenants, delays in collecting accounts receivable and paying liabilities and changes in the fair value of assets and liabilities. Our concentrations due to major customers and the necessity for fund raising activities make it reasonably possible that we are vulnerable to the risk of a near-term severe impact.

Additionally, it is reasonably possible that estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, including potential credit losses on receivables and investments; impairment losses related to capitalized gaming assets and other long-lived assets; and contingent obligations.

NOTE 6 – EQUITY TRANSACTIONS

Common Stock:

Nine Months Ended September 30, 2019

During the nine months ended September 30, 2019, the Company issued an aggregate of 1,250,000 shares of restricted common stock to employees with a total fair value of $131,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. As a result, the Company expensed the entire $131,000 upon issuance. The shares issued were valued at the date earned under the respective agreement based upon closing market price of the Company’s common stock.

F-41

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Unaudited)

During the nine months ended September 30, 2019, the Company issued an aggregate of 500,000 shares of common stock in conversion of notes payable with a total fair value of $50,000. As a result, the Company reduced the balance due on the notes by $50,000 upon issuance.

Nine Months Ended September 30, 2020

During the nine months ended September 30, 2020, the Company issued an aggregate of 1,250,000 shares of restricted common stock to employees with a total fair value of $25,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. As a result, the Company expensed the entire $25,000 upon issuance. The shares issued were valued at the date earned under the respective agreement based upon closing market price of the Company’s common stock.

During the nine months ended September 30, 2019, the Company issued an aggregate of 1,007,500 shares of common stock in conversion of notes payable with a total fair value of $152,000. As a result, the Company reduced the balance due on the notes by $152,000 upon issuance.

Options:

The following table summarizes common stock options activity:

		Weighted
		Average
		Exercise
	Options	Price
December 31, 2019	9,299,900	$0.57
Granted	—	—
Exercised	—	—
Expired	(8,450,000)	4.79
Outstanding, September 30, 2020	849,900	$1.00
Exercisable, September 30, 2020	849,900	$1.00

The weighted average exercise prices, remaining lives for options granted, and exercisable as of September 30, 2020 were as follows:

	Outstanding Options			Exercisable Options
Options			Weighted		Weighted
Exercise Price		Life	Average Exercise		Average Exercise
Per Share	Shares	(Years)	Price	Shares	Price
$1.00	849,900	0.07 – 1.35	$1.00	849,900	$1.00
	849,900		$1.00	849,900	$1.00

At September 30, 2020, the Company’s closing stock price was $0.13 per share. As all outstanding options had an exercise price greater than $0.13 per share, there was no intrinsic value of the options outstanding at September 30, 2020.

F-42

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Unaudited)

Warrants:

The following table summarizes common stock warrants activity:

		Weighted
		Average
		Exercise
	Warrants	Price
Outstanding, December 31, 2019	9,000,000	$0.46
Granted	800,000	0.25
Exercised	—	—
Forfeited	—	—
Outstanding, September 30, 2020	9,800,000	$0.40
Exercisable, September 30, 2020	9,800,000	$0.40

The weighted average exercise prices, remaining lives for warrants granted, and exercisable as of September 30, 2020, were as follows:

	Outstanding and Exercisable Warrants
Warrants
Exercise Price		Life
Per Share	Shares	(Years)
$0.01	600,000	0.25
$0.15	1,200,000	0.28
$0.25	2,500,000	0.55 – 2.78
$0.40	1,200,000	0.28
$0.50	2,800,000	0.08 – 2.78
$0.75	1,250,000	0.66 – 2.78
$1.00	250,000	0.66
	9,800,000

At September 30, 2020, the Company’s closing stock price was $0.13 per share. The Company had 600,000 warrants outstanding with exercise prices less than $0.01 with an intrinsic value of $72,000 at September 30, 2020.

Shares Reserved:

At September 30, 2020, the Company has reserved 30,000,000 shares of common stock in connection with 2 short-term convertible notes with detachable warrants, 50,000,000 shares of common stock in connection with a long-term convertible note with detachable warrants, 100,000,000 shares of common stock in connection with an equity line of credit and 3,500,000 shares of common stock in connection with the court approved settlement agreement for a total of 183,500,000 reserved shares of common stock.

NOTE 7 – DISCONTINUED OPERATIONS

Restaurant

Through our other wholly owned subsidiary, E.A.J.: PHL Airport, Inc., we owned and operated the restaurant “Eat at Joe’s®,” which was located in the Philadelphia International Airport since 1997. Our lease in the Philadelphia Airport expired in April 2017. Concurrent with expiration of the lease the restaurant closed. Pursuant to current accounting guidelines, the restaurant segment is reported as discontinued operations.

F-43

SPYR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Unaudited)

The assets and liabilities of our discontinued restaurant segment's discontinued operations as of September 30, 2020 and December 31, 2019 consisted of $0 assets and $22,000 in accounts payable and accrued liabilities.

There were no operations for our discontinued restaurant segment during the nine months ended September 30, 2020 and 2019.

NOTE 8 – SUBSEQUENT EVENTS

On October 5, 2020, the Company issued a $500,000 convertible note bearing interest at 8% per annum. The maturity date of the note is September 30, 2025 and is convertible at the holder’s request into the Company’s restricted common stock at the lesser of $0.25 or 70% of the three lowest Variable Weighted Average Price (“VWAP”) for the Company’s common stock during the 20 trading day period immediately prior to the conversion date. The noteholder was also granted detachable 5-year warrants to purchase 1,000,000 shares of the company’s restricted common stock at an exercise price of $0.25 per share. The warrants become cashless and the exercise price subject to adjustment the event that the underlying shares are not registered as of the date of exercise.

On October 20, 2020, the Company entered into a stock purchase agreement with Dr. Harald Zink and Richard Kelly Clark, sole shareholders of Applied MagiX, a Nevada corporation (“Applied MagiX”). In exchange for the Company’s promise to allocate $600,000 for the execution of Applied MagiX’s business plan over the first three months after closing, the Company acquired all of the issued and outstanding shares of Applied MagiX, and Applied MagiX became a wholly owned subsidiary of the Company.

Also on October 20, 2020, the company entered into employment agreements with Dr. Harald Zink and Richard Kelly Clark. In connection with the employment agreements the company issued an aggregate of 2,000,000 shares of restricted common stock with a total fair value of $302,000 and 5,000,000 options to purchase shares of restricted common stock at an exercise price ranging from $0.25 to $1.50 over the next 30 months.

Subsequent to September 30, 2020, the Company issued an aggregate of 2,300,000 shares of restricted common stock to employees with a total fair value of $417,000 for services rendered.

Subsequent to September 30, 2020, the Company issued an aggregate of 2,400,000 shares of common stock in conversion of notes payable with a total fair value of $300,000.

F-44

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements and supplementary data referred to in this Form S-1.

This discussion contains forward-looking statements that involve risks and uncertainties. Such statements, which include statements concerning revenue sources and concentration, selling, general and administrative expenses and capital resources, are subject to risks and uncertainties, including, but not limited to, those discussed elsewhere in this Form S-1 that could cause actual results to differ materially from those projected. Unless otherwise expressly indicated, the information set forth in this Form S-1 is as of September 30, 2020, and we undertake no duty to update this information.

Plan of Operations

Historically, through our wholly owned subsidiary, SPYR APPS®, LLC, we engaged in the development, publication and co-publication of mobile games, seeking to generate revenue through those games by way of advertising and in-app purchases. Contracting with a third-party developer, we released three games: “Plucky,” “Plucky Rush” and Rune Guardian in April, May and December 2015, respectively. Also, in 2015, we entered into a publishing and marketing agreement with Spectacle Games Publishing, for its “Massively Multiplayer Online Role Playing Game,” “Pocket Starships.” In 2016 we obtained an exclusive option to purchase all assets pertaining to Pocket Starships and on October 23, 2017, we restructured and exercised the option by entering into a definitive agreement pursuant to which we acquired all of the game related assets of Pocket Starships. As a result, we acquired rights to retain 100% of the revenue generated from the game and owned outright all of the assets related to the game. The acquisition included, among other assets, all Pocket Starships related intellectual property, the userbase, artwork, software, internet domains, game store accounts (such as App Store, Play Store, Amazon, and Facebook Gameroom), web portal accounts (Facebook, VK.com, Kongregate, etc.) and internet domains (www.pocketstarships.com). In 2017 we signed an agreement with CBS Consumer Products to incorporate Star Trek intellectual property into Pocket Starships. Also, in 2017, we entered into an agreement with Reset Studios, LLC for the development of two new idle tapper games, the first of which, Steven Universe: Tap Together. As of December 31, 2019, the Cartoon Network license was terminated and the game was removed from the stores. As of December 31, 2020, all of our games have been removed from the game stores Our current business is focused on the development of our wholly owned subsidiary, Applied MagiX.

With our October 20, 2020, acquisition of Applied MagiX, a Nevada corporation (“Applied MagiX”), our business model changed to focus on the development of Applied MagiX. Applied MagiX is a registered Apple® developer, and reseller of Apple ecosystem compatible products with an emphasis on the smart home market. As such, we entered the global “Internet of Things” (IoT) market, and more specifically, the segment of the market related to the development, manufacture and sale of devices and accessories specifically built on Apple’s HomeKit® framework. These products work within the Apple® HomeKit® ecosystem and are exclusive to the Apple market and its consumers. We are currently operating as a holding company.

The Company intends to utilize cash on hand, shareholder loans and other forms of financing such as the sale of additional equity and debt securities, capital leases and other credit facilities to conduct its ongoing business, and to also conduct strategic business development, marketing analysis, due diligence investigations into possible acquisitions, and implementation of our Applied MagiX business plans generally. The Company may also decide to diversify, through acquisition or otherwise, in other unrelated business areas if opportunities present themselves.

22

Comparison of 2019 to 2018

The consolidated results of continuing operations are as follows:

	Digital Media	Corporate	Consolidated

Year Ended December 31, 2019
Revenues	$51,000	$—	$51,000
Related party service revenues	—	302,000	302,000
Labor and related expenses	(193,000)	(724,000)	(917,000)
Rent	(1,000)	(145,000)	(146,000)
Depreciation and amortization	(24,000)	(37,000)	(61,000)
Professional fees	(2,000)	(95,000)	(97,000)
Research and development	34,000	—	34,000
Other general and administrative	(71,000)	(270,000)	(341,000)
Operating loss	(206,000)	(969,000)	(1,175,000)

Interest Expense	(40,000)	(247,000)	(287,000)
Loss on write-down of assets	—	—	—
Gain on cancellation of shares	—	—	—
Litigation settlement costs	—	(500,000)	(500,000)
Unrealized loss on trading securities	—	(3,000)	(3,000)
Other expense	(40,000)	(750,000)	(790,000)
Loss from continuing operations	$(246,000)	$(1,719,000)	$(1,965,000)

	Digital Media	Corporate	Consolidated
Year Ended December 31, 2018
Revenues	$258,000	$—	$258,000
Related party service revenues	—	130,000	130,000
Labor and related expenses	(272,000)	(1,286,000)	(1,558,000)
Rent	(17,000)	(146,000)	(163,000)
Depreciation and amortization	(74,000)	(41,000)	(115,000)
Professional fees	(353,000)	(3,110,000)	(3,463,000)
Research and Development	(746,000)	—	(746,000)
Other general and administrative	(214,000)	(252,000)	(466,000)
Operating loss	(1,418,000)	(4,705,000)	(6,123,000)

Interest Expense	(35,000)	(451,000)	(486,000)
Loss on write-down of assets	(575,000)	—	(575,000)
Gain on cancellation of shares	—	118,000	118,000
Unrealized loss on trading securities	—	(44,000)	(44,000)
Other expense	(610,000)	(377,000)	(987,000)
Loss from continuing operations	$(2,028,000)	$(5,082,000)	$(7,110,000)

Results of Operations

For the year ended December 31, 2019 the Company had a loss from continuing operations of $1,965,000 compared to a loss from continuing operations of $7,110,000 for the year ended December 31, 2018. This change is due primarily to decreases in labor and related expenses of $641,000, rent of $17,000, depreciation and amortization of $54,000, professional fees of $3,366,000, research and development of $780,000 and other general and administrative costs of $125,000 during the year ended December 31, 2019 compared to the year ended December 31, 2018. Other items contributing to the change included decreased revenue of $35,000. The Company also had decreased other expense of $197,000.

More detailed explanation of the year ended December 31, 2019 and 2018 changes are included in the following discussions.

23

Total Revenues - For the years ended December 31, 2019 and 2018, the Company had total revenue of $353,000 and $388,000, respectively, for a decrease of $35,000. This change is primarily due to reduced revenues generated by our games, partially offset by increased related party service revenues.

Games Revenues - After the launch of the game Steven Universe: Tap Together, the original developer the Company was working with went out of business. Steven Universe: Tap Together, which launched on August 2, 2018, contributed to game revenues of $227,000 for the year ended December 31, 2018 compared to game revenues of $40,000 for the year ended December 31, 2019. As of December 31, 2019, the Cartoon Network license was terminated and the game was removed from the stores.

Related Party Service Revenues - During the year ended December 31, 2019 and 2018, the Company, received $302,000 and $130,000, respectively, in revenue for professional services rendered to related parties. During 2019, the Company received $302,000 in revenue, of which, $232,000 was for professional services rendered to Berkshire Capital Management Co., Inc, a company controlled by Joseph Fiore, majority shareholder and former chairman of the board of directors of the Company and $70,000 in revenue for professional services rendered to a related Limited Liability Company whose managers are also officers of SPYR, Inc. and whose majority owner is Berkshire Capital Management Co., Inc. During 2018, the Company, received $130,000 in revenue for professional services rendered to a related Limited Liability Company whose managers are also officers of SPYR, Inc. and whose majority owner is Berkshire Capital Management Co., Inc.

The Company intends to utilize cash on hand, shareholder loans and other forms of financing such as the sale of additional equity and debt securities, capital leases and other credit facilities to conduct its ongoing business, and to also conduct strategic business development, marketing analysis, due diligence investigations into possible acquisitions, and software development costs and implementation of our business plans generally. The Company also plans to diversify, through acquisition or otherwise, in other unrelated business areas and is exploring opportunities to do so.

Labor and related expenses include the costs of salaries, wages, leased employees, contract labor, and the fair value of common stock and options granted to employees for services. For the year ended December 31, 2019 the company had total labor and related expenses of $917,000 with $482,000 being settled in cash, $292,000 in accrued salaries and $143,000 being paid in restricted stock recorded at fair value. For the year ended December 31, 2018 the company had total labor and related expenses of $1,558,000 with $624,000 being settled in cash, $239,000 in accrued salaries and $695,000 being paid in restricted stock and vesting of options recorded at fair value. The cost of labor is expected to increase in conjunction with the expansion of operations.

The cost of rent decreased $17,000 from $163,000 for the year ended December 31, 2018 to $146,000 for the year ended December 31, 2019. The Company leases approximately 5,169 square feet at 4643 South Ulster Street, Denver, Colorado pursuant to an amended lease dated May 21, 2015 and expiring on December 31, 2020. Under the lease, the Company pays annual base rent on an escalating scale ranging from $142,000 to $152,000. From July 2017 through March 31, 2018 we leased office space in Berlin, Germany for EUR 3,570 ($4,100) per month. The Berlin office was used by leased employees hired by the Company for the operation of our Pocket Starships game. From October 17, 2016 to February 28, 2019 the Company leased shared office space for one employee in Redmond, Washington on a month to month basis at costs escalating from $225 to $325 per month per desk.

Depreciation and amortization expenses decreased by $54,000 for the year ended December 31, 2019 compared to the year ended December 31, 2018. Depreciation and amortization expenses are attributable to depreciation of the $247,000 of property and equipment and amortization of gaming assets and capitalized licensing rights in service during respective periods.

Professional fees decreased $3,336,000 from $3,463,000 for the year ended December 31, 2018 to $97,000 for the year ended December 31, 2019. Professional fees during 2019 included $85,000 in legal, accounting and other professional service needs and $10,000 for public relations. The remaining amount is due to the granting of 25,000 shares of restricted common stock and 100,000 warrants to purchase restricted common stock issued to third parties for consulting services related to our digital media operations with a total fair value of $2,000. Professional fees during 2018 included $379,000 in legal, accounting and other professional service needs, $81,000 for public relations, and $26,000 in consulting services related to our digital media operations. The remaining amount is due to the granting of 5,462,181 (net of cancellations of 642,500) shares of restricted common stock, 379,900 (net of forfeitures of 40,100) options and 8,400,000 warrants to purchase restricted common stock issued to third parties for consulting services, public relations, and other professional fees with a total fair value of $2,977,000.

24

Research and development costs during the year ended December 31, 2019 included $44,000 in connection with fees paid to game developers for the development of its current and soon to be released games, compared to research and development costs of $746,000 during the year ended December 31, 2018. In addition, during September 2019, the Company received a credit for previously incurred development costs in the amount of $78,000.

Other general and administrative expenses decreased $125,000 for the year ended December 31, 2019 compared to the year ended December 31, 2018. The decrease can be attributed primarily to reductions in game operating of $54,000, marketing costs of $77,000, travel costs of $46,000, and various other general and administrative cost reductions of $2,000 offset by increases in insurance costs of $54,000.

The Company had interest expense on a related party line of credit, related party short-term advances, convertible notes payable and accrued expenses of $287,000 for the year ended December 31, 2019. The Company had interest expense on a related party line of credit, related party short-term advances, convertible notes payable and accrued expenses of $486,000 for the year ended December 31, 2018.

During the year ended December 31, 2018, the Company recorded an impairment loss of $575,000 on certain capitalized gaming assets and licensing rights related to its game “Pocket Starships”. The company did not have a corresponding impairment loss for the year ended December 31, 2019.

During the year ended December 31, 2018, the Company cancelled an aggregate of 642,500 shares of restricted common stock with a total fair value on the date of cancellation of $212,000. The Company recorded a gain on cancellation of $118,000 during the year ended December 31, 2018. The company did not have a gain on cancellation of shares for the year ended December 31, 2019.

During the year ended December 31, 2019, the Company accrued a contingent liability for anticipated litigation and legal settlement liabilities, which has been reported as part of accounts payable and accrued liabilities on the accompanying consolidated balance sheet and litigation settlement costs on the accompanying consolidated statements of operations in the amount of $500,000 as of December 31, 2019.

The Company had unrealized losses on trading securities of $3,000 for the year ended December 31, 2019 compared to unrealized losses of $44,000 for the year ended December 31, 2018. Unrealized gains and losses are the result of fluctuations in the quoted market price of the underlying securities at the respective reporting dates.

As of December 31, 2019, the Company had deferred tax assets arising from net operating loss carry-forwards, capital loss carry-overs, unrealized losses on trading securities, and deductible temporary differences of approximately $25,500,000 compared to $23,800,000 at December 31, 2018. During the year ended December 31, 2019, the Company increased its net operating loss carry-forwards by approximately $1,645,000 and increased its other deductible temporary differences by approximately $124,000. Management believes it is more likely than not that forecasted income, together with future reversals of existing taxable temporary differences, will not be sufficient to fully recover the deferred tax assets and has established a 100% valuation allowance of $5,376,000 against these potential future tax benefits. The Company will continue to evaluate the realizability of deferred tax assets quarterly.

25

Comparison of the Nine Months Ended September 30, 2020 to 2019

The consolidated results of continuing operations for the nine months ended September 30, 2020 and 2019 are as follows:

	Digital Media	Corporate	Consolidated

Nine Months Ended September 30, 2020
Revenues	$4,000	$—	$4,000
Related party service revenues	—	185,000	185,000
Labor and related expenses	(8,000)	(479,000)	(487,000)
Rent	—	(88,000)	(88,000)
Depreciation and amortization	—	(28,000)	(28,000)
Professional fees	—	(65,000)	(65,000)
Other general and administrative	(41,000)	(142,000)	(183,000)
Operating loss	(45,000)	(617,000)	(662,000)

Interest Expense	(32,000)	(148,000)	(180,000)
Gain on disposition of assets	—	2,000	2,000
Write-down of assets	(25,000)	—	(25,000)
SBA EIDL grant	—	3,000	3,000
Other expense	(57,000)	(143,000)	(200,000)
Loss from continuing operations	$(102,000)	$(760,000)	$(862,000)

	Digital Media	Corporate	Consolidated
Nine Months Ended September 30, 2019
Revenues	$44,000	$—	$44,000
Related party service revenues	—	60,000	60,000
Labor and related expenses	(147,000)	(569,000)	(716,000)
Rent	(1,000)	(109,000)	(110,000)
Depreciation and amortization	(5,000)	(28,000)	(33,000)
Professional fees	—	(81,000)	(81,000)
Research and Development	44,000	—	44,000
Other general and administrative	(53,000)	(195,000)	(248,000)
Operating loss	(118,000)	(922,000)	(1,040,000)

Interest Expense	(29,000)	(154,000)	(183,000)
Unrealized loss on trading securities	—	(3,000)	(3,000)
Other expense	(29,000)	(157,000)	(186,000)
Loss from continuing operations	$(147,000)	$(1,079,000)	$(1,226,000)

Results of Operations

For the nine months ended September 30, 2020 the Company had a loss from continuing operations of $862,000 compared to a loss from continuing operations of $1,226,000 for the nine months ended September 30, 2019. This change is due primarily to increases in revenue of $85,000 and decreases in labor and related expenses of $229,000, rent of $22,000, depreciation and amortization of $5,000, professional fees of $16,000, other general and administrative costs of $65,000 and interest of $3,000 during the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. Other items contributing to the change included increases in research and development of $44,000, increases in gain on disposition of assets of $2,000, SBA EIDL grant of $3,000, and loss on write-down of assets of $25,000.

More detailed explanation of the nine months ended September 30, 2020 and 2019 changes are included in the following discussions.

Total Revenues - For the nine months ended September 30, 2020 and 2019, the Company had total revenue of $189,000 and $104,000, respectively, for an increase of $85,000. This change is primarily due to increased related party service revenues, partially offset by reduced games revenues.

26

Related Party Service Revenues - During the nine months ended September 30, 2020 and 2019, the Company received $185,000 and $60,000, respectively, in revenue for professional services rendered to related parties. During 2020, the Company received $185,000 in revenue for professional services rendered to Berkshire Capital Management Co., Inc, a company controlled by the majority shareholder and former chairman of the board of directors of the Company. During 2019, the Company, received $60,000 in revenue for professional services rendered to a related Limited Liability Company whose managers are also officers of SPYR, Inc. and whose majority owner is Berkshire Capital Management Co., Inc.

Games Revenues – During the nine months ended September 30, 2020 and 2019, the Company received $4,000 and $44,000, respectively in revenue from games.

The Company intends to utilize cash on hand, shareholder loans and other forms of financing such as the sale of additional equity and debt securities, capital leases and other credit facilities to conduct its ongoing business, and to also conduct strategic business development, marketing analysis, due diligence investigations into possible acquisitions and implementation of our business plans generally. The Company also plans to diversify, through acquisition or otherwise, in other unrelated business areas and is exploring opportunities to do so.

Labor and related expenses include the costs of salaries, wages, leased employees, contract labor, and the fair value of common stock and options granted to employees for services. For the nine months ended September 30, 2020 the company had total labor and related expenses of $487,000 with $125,000 being settled in cash and $337,000 in accrued salaries and $25,000 being paid in restricted stock recorded at fair value. For the nine months ended September 30, 2019 the company had total labor and related expenses of $716,000 with $377,000 being settled in cash, $208,000 in accrued salaries and $131,000 being paid in restricted stock and vesting of options recorded at fair value. The cost of labor is expected to increase in conjunction with expansion of the digital media operations.

The cost of rent decreased $22,000 from $110,000 for the nine months ended September 30, 2019 to $88,000 for the nine months ended September 30, 2020. The Company leases approximately 5,169 square feet at 4643 South Ulster Street, Denver, Colorado pursuant to an amended lease dated May 21, 2015 and expiring on December 31, 2020. Under the lease, the Company pays annual base rent on an escalating scale ranging from $142,000 to $152,000. On May 1, 2020 and July 29, 2020, the Company entered into amended lease agreements with its landlord. Under the terms of the amendments, the landlord agreed to waive rent, certain rent adjustments and parking for the period April 1, 2020 through August 31, 2020 and extend the term of the lease by five months. The lease term date, which was December 31, 2020, is now May 31, 2021. In addition, the due date of certain other rent adjustments due April 8, 2020 was deferred.

Depreciation and amortization expenses decreased by approximately $5,000 for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. Depreciation and amortization expenses are attributable to depreciation of the $217,000 of property and equipment and amortization of gaming assets and capitalized licensing rights in service during respective periods.

Professional fees decreased $16,000 from $81,000 for the nine months ended September 30, 2019 to $65,000 for the nine months ended September 30, 2020. Professional fees during the nine months ended September 30, 2020 included $64,000 legal, accounting and other professional service needs and $1,000 for public relations. Professional fees during the nine months ended September 30, 2019 included $72,000 in legal, accounting and other professional service needs and $9,000 for public relations.

Research and development costs during the nine months ended September 30, 2020 were $0, compared to research and development costs of $34,000 during the nine months ended September 30, 2019. In addition, during the nine months ended September 2019, the Company received a credit for previously incurred development costs in the amount of $78,000.

Other general and administrative expenses decreased $65,000 for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019. The decrease can be attributed primarily to reductions in costs of insurance of $46,000, game operating costs of $11,000 and various other general and administrative cost reductions of $8,000.

27

The Company had interest expense on a related party line of credit, related party short-term advances, convertible notes payable and accrued expenses of $180,000 for the nine months ended September 30, 2020. The company had interest expense on a related party line of credit, related party short-term advances, convertible notes payable and accrued expenses of $183,000 for the nine months ended September 30, 2019. In addition, pursuant to an amended convertible note whereby the note holder agreed to waive any prior alleged or actual defaults under the note, the Company recorded a reversal of previously reported default interest and penalties of $49,000 during the nine months ended September 30, 2020 and $146,000 during the nine months ended September 30, 2019, with said reversals being reflected in total interest expense for the respective periods.

The Company sold certain office equipment for $8,000 which resulted in a gain on disposition of assets of $2,000 for the nine months ended September 30, 2020.

During September 2020 the Company recognized an impairment loss of $25,000 on gaming assets and recorded as a loss on write down of assets in the consolidated statement of operations for the nine months ended September 30, 2020.

The Company received a $3,000 Economic Injury Disaster Loan (EIDL) grant from the U.S. Small Business Administration during the for the nine months ended September 30, 2020.

The Company had unrealized gains on trading securities of $0 for the nine months ended September 30, 2020 compared to unrealized losses of $3,000 for the nine months ended September 30, 2019. Unrealized gains and losses are the result of fluctuations in the quoted market price of the underlying securities at the respective reporting dates.

Comparison of the Three Months Ended September 30, 2020 to 2019

The consolidated results of continuing operations for the three months ended September 30, 2020 and 2019 are as follows:

	Digital Media	Corporate	Consolidated

Three Months Ended September 30, 2020
Revenues	$1,000	$—	$1,000
Related party service revenues	—	—	—
Labor and related expenses	—	(151,000)	(151,000)
Rent	—	(23,000)	(23,000)
Depreciation and amortization	—	(9,000)	(9,000)
Professional fees	—	(12,000)	(12,000)
Other general and administrative	(4,000)	(25,000)	(29,000)
Operating loss	(3,000)	(220,000)	(223,000)

Interest Expense	(11,000)	(59,000)	(70,000)
Gain on disposition of assets	—	1,000	1,000
Write-down of assets	(25,000)	—	(25,000)
Unrealized gain on trading securities	—	(1,000)	(1,000)
Other expense	(36,000)	(59,000)	(95,000)
Loss from continuing operations	$(39,000)	$(279,000)	$(318,000)

28

	Digital Media	Corporate	Consolidated
Three Months Ended September 30, 2019
Revenues	$10,000	$—	$10,000
Related party service revenues	—	8,000	8,000
Labor and related expenses	(49,000)	(146,000)	(195,000)
Rent	—	(36,000)	(36,000)
Depreciation and amortization	(1,000)	(10,000)	(11,000)
Professional fees	—	(15,000)	(15,000)
Research and Development	70,000	—	70,000
Other general and administrative	(18,000)	(66,000)	(84,000)
Operating loss	12,000	(265,000)	(253,000)

Interest Expense	(10,000)	17,000	7,000
Unrealized loss on trading securities	—	(1,000)	(1,000)
Other expense	(10,000)	16,000	6,000
Loss from continuing operations	$2,000	$(249,000)	$(247,000)

Results of Operations

For the three months ended September 30, 2020 the Company had a loss from continuing operations of $318,000 compared to a loss from continuing operations of $247,000 for the three months ended September 30, 2019. This change is due primarily to decreases in revenue of $17,000, labor and related expenses of $44,000, rent of $13,000, depreciation and amortization of $2,000, professional fees of $3,000, other general and administrative costs of $55,000, and interest expense of $77,000 during the three months ended September 30, 2020 compared to the three months ended September 30, 2019. Other items contributing to the change included increases in research and development of $70,000, gain on disposition of assets of $1,000, and loss on write-down of assets of $25,000.

More detailed explanation of the three months ended September 30, 2020 and 2019 changes are included in the following discussions.

Total Revenues - For the three months ended September 30, 2020 and 2019, the Company had total revenue of $1,000 and $10,000, respectively, for a decrease of $9,000. This change is due to reduced games revenue.

The Company intends to utilize cash on hand, shareholder loans and other forms of financing such as the sale of additional equity and debt securities, capital leases and other credit facilities to conduct its ongoing business, and to also conduct strategic business development, marketing analysis, due diligence investigations into possible acquisitions, and implementation of our business plans generally. The Company also plans to diversify, through acquisition or otherwise, in other unrelated business areas and is exploring opportunities to do so.

Labor and related expenses include the costs of salaries, wages, leased employees, contract labor, and the fair value of common stock and options granted to employees for services. For the three months ended September 30, 2020 the company had total labor and related expenses of $151,000 with $0 being settled in cash and $151,000 in accrued salaries. For the three months ended September 30, 2019 the company had total labor and related expenses of $195,000 with $125,000 being settled in cash and $70,000 in accrued salaries. The cost of labor is expected to increase in conjunction with expansion of operations.

The cost of rent decreased $13,000 from $36,000 for the three months ended September 30, 2019 to $23,000 for the three months ended September 30, 2020. The Company leases approximately 5,169 square feet at 4643 South Ulster Street, Denver, Colorado pursuant to an amended lease dated May 21, 2015 and expiring on December 31, 2020. Under the lease, the Company pays annual base rent on an escalating scale ranging from $142,000 to $152,000. On May 1, 2020 and July 29, 2020, the Company entered into amended lease agreements with its landlord. Under the terms of the amendments, the landlord agreed to waive rent, certain rent adjustments and parking for the period April 1, 2020 through August 31, 2020 and extend the term of the lease by five months. The lease term date, which was December 31, 2020, is now May 31, 2021. In addition, the due date of certain other rent adjustments due April 8, 2020 was deferred.

29

Depreciation and amortization expenses decreased by approximately $2,000 for the three months ended September 30, 2020 compared to the three months ended September 30, 2019. Depreciation and amortization expenses are attributable to depreciation of the $217,000 of property and equipment and amortization of gaming assets and capitalized licensing rights in service during respective periods.

Professional fees decreased $3,000 from $15,000 for the three months ended September 30, 2019 to $12,000 for the three months ended September 30, 2020. Professional fees during the three months ended September 30, 2020 included $12,000 legal, accounting and other professional service needs. Professional fees during the three months ended September 30, 2019 included $14,000 in legal, accounting and other professional service needs and $1,000 for public relations.

Research and development costs during the three months ended September 30, 2020 were $0, compared to research and development costs of $8,000 during the three months ended September 30, 2019. In addition, during the three months ended September 2019, the Company received a credit for previously incurred development costs in the amount of $78,000.

Other general and administrative expenses decreased $55,000 for the three months ended September 30, 2020 compared to the three months ended September 30, 2019. The decrease can be attributed primarily to reductions in costs of insurance of $40,000, game operating costs of $9,000 and various other general and administrative cost reductions of $6,000.

The Company had interest expense on a related party line of credit, related party short-term advances, convertible notes payable and accrued expenses of $70,000 for the three months ended September 30, 2020. The company had interest expense on a related party line of credit, related party short-term advances, convertible notes payable and accrued expenses of $7,000 for the three months ended September 30, 2019. In addition, pursuant to an amended convertible note whereby the note holder agreed to waive any prior alleged or actual defaults under the note, the Company recorded a reversal of previously reported default interest and penalties of $49,000 during the three months ended September 30, 2020 and $59,000 during the three months ended September 30, 2019, with said reversals being reflected in total interest expense for the respective periods.

The Company sold certain office equipment for $3,000 which resulted in a gain on disposition of assets of $1,000 for the three months ended September 30, 2020.

During September 2020 the Company recognized an impairment loss of $25,000 on gaming assets and recorded as a loss on write down of assets in the consolidated statement of operations for the three months ended September 30, 2020.

The Company had unrealized losses on trading securities of $1,000 for the three months ended September 30, 2020 compared to unrealized losses of $1,000 for the three months ended September 30, 2019. Unrealized gains and losses are the result of fluctuations in the quoted market price of the underlying securities at the respective reporting dates.

DISCONTINUED OPERATIONS

Through our other wholly owned subsidiary, E.A.J.: PHL Airport, Inc., we owned and operated the restaurant “Eat at Joe’s®,” which was located in the Philadelphia International Airport since 1997. Our lease in the Philadelphia Airport expired in April 2017. Concurrent with expiration of the lease the restaurant closed. Pursuant to current accounting guidelines, the assets and liabilities of EAJ as well as the results of its operations were presented in the accompanying financial statements as discontinued operations.

30

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company generated a net loss from continuing operations for the year ended December 31, 2019 of $1,965,000 and utilized cash in operations of $763,000. As of December 31, 2019, the Company had current assets of $103,000, which included cash and cash equivalents of $10,000, and trading securities of $1,000. During the year ended December 31, 2019 the Company met its capital requirements through a combination of collection of receivables, borrowing from related party short-term advances of $749,000 and through the use of existing cash reserves. During the year ended December 31, 2018 the Company met its capital requirements through a combination of collection of receivables, the sale of restricted common stock of $905,000, borrowing from related party short-term advances of $313,000, borrowing from a related party line of credit of $200,000, borrowing from third-party convertible notes payable of $400,000 and through the use of existing cash reserves.

The Company has generated a net loss from continuing operations for the nine months ended September 30, 2020 of $862,000. As of September 30, 2020, the Company had current assets of $25,000, which included cash and cash equivalents of $8,000, accounts receivable of $14,000, prepaid expenses of $2,000 and trading securities of $1,000. During the nine months ended September 30, 2020, the Company has met its capital requirements through collection of revenues and accounts receivable, from the proceeds of SBA PPP note payable and SBA EIDL grant, and from the sale of certain office equipment.

On April 20, 2018, (modified May 22, 2018) the Company issued a $165,000 (originally $158,000) convertible note with original issue discount (OID) of $15,000 and bearing interest at 8% per annum. The amended maturity date of the note was June 1, 2019 and was convertible on or after October 17, 2018 into the Company’s restricted common stock at $0.20 per share at the holder’s request. The OID is recorded as a discount to the debt agreement. The Company determined the note to contain a beneficial conversion feature valued at $104,000 based on the intrinsic per share value of the conversion feature. This beneficial conversion feature was recorded as a discount to the debt agreement. The noteholder was also granted detachable 3-year warrants to purchase 200,000 shares of the company’s restricted common stock at an exercise price of $0.375 per share, 200,000 shares of the company’s restricted common stock at an exercise price of $0.50 per share, and 100,000 shares of the company’s restricted common stock at an exercise price of $0.625 per share. The warrants were valued at $126,000 using the Black-Scholes pricing model and were recorded as a discount to the debt agreement. The noteholder was also issued 116,000 shares of the company’s restricted common stock valued at $34,000 based upon the closing price of the Company stock on the date of the modified agreement and recorded as a discount to the debt agreement. On May 10, 2019, the Company amended the note to extend the due date to June 1, 2019, provide for a partial conversion of $25,000 of the outstanding principal balance into common shares of the Company at a conversion price of $0.10 per share for a total of 250,000 shares, and waive any prior alleged or actual defaults under the note. On August 25, 2020 the holder converted $101,500 of the outstanding principal balance into common shares of the Company at a conversion price of $0.20 per share for a total of 507,500 shares. On September 30, 2020, the Company amended the note to provide for a conversion of $150,000 of the outstanding principal and interest due into common shares of the Company at a conversion price of $0.125 per share for a total of 1,200,000 shares, and amend the warrants by adjusting the exercise price to $0.25 per share. Upon receipt of the 1,200,000 shares by the Holder, the note shall be considered paid in full. The Company accrued approximately $117,000 in interest and liquidated damages for this note through September 30, 2020. On October 22, 2020, the Company completed the issuance of the 1,200,000 shares and the note was considered paid in full.

On May 22, 2018, the Company issued a $275,000 convertible note with original issue discount (OID) of $25,000 and bearing a one-time interest charge at 8%. The amended maturity date of the note is March 31, 2021 and is convertible into the Company’s restricted common stock at $0.25 per share at the holder’s request. The OID is recorded as a discount to the debt agreement. The Company determined the note to contain a beneficial conversion feature valued as $40,000 based on the intrinsic per share value of the conversion feature. This beneficial conversion feature was recorded as a discount to the debt agreement. The noteholder was also granted detachable 5-year warrants to purchase 200,000 shares of the company’s restricted common stock at an exercise price of $2.00 per share. The warrants were valued at $45,000 using the Black-Scholes pricing model and were recorded as a discount to the debt agreement. Thenoteholder was also issued 200,000 shares of the company’s restricted common stock valued at $58,000 based upon the closing price of the Company stock on the date of the agreement and recorded as a discount to the debt agreement. On May 10, 2019, the Company amended the note to extend the due date to September 1, 2019, provide for a partial conversion of $25,000 of the outstanding principal balance into common shares of the Company at a conversion price of $0.10 per share for a total of 250,000 shares, and waive any prior alleged or actual defaults under the note. On October 11, 2019, the Company amended the note to extend the due date to December 31, 2019, provide for a partial conversion of $50,000 of the outstanding principal balance into common shares of the Company at a conversion price of $0.10 per share for a total of 500,000 shares, and waive any prior alleged or actual defaults under the note. . On August 25, 2020, the Company amended the note to extend the due date to March 31, 2021, provide for a partial conversion of $50,000 of the outstanding principal balance into common shares of the Company at a conversion price of $0.10 per share for a total of 500,000 shares, and waive any prior alleged or actual defaults under the note. On September 30, 2020, the Company amended the note to provide for a conversion of $150,000 of the outstanding principal balance into common shares of the Company at a conversion price of $0.125 per share for a total of 1,200,000 shares, and amend the warrants by increasing the number of warrant shares to 1,000,000 at an adjusted exercise price to $0.25 per share. Upon receipt of the 1,200,000 shares and $47,000 cash by the Holder, the note shall be considered paid in full. The Company accrued approximately $47,000 in interest and liquidated damages for this note through September 30, 2020. On October 21, 2020, the Company completed the issuance of the 1,200,000 shares and payment of the $47,000 cash and the note was considered paid in full.

31

On September 30, 2020, the Company entered into a Stock Purchase Agreement with Mr. Mehdi Safavi. By virtue of the Stock Purchase Agreement, in two separate closings, the Registrant agreed to sell Mr. Safavi, in each closing, an 8% $500,000 Convertible Promissory Note and Warrant to purchase one million common shares. Each Convertible Promissory Note bears 8% interest and matures five year after issuance. Amounts due under the Convertible Promissory Note are convertible into the Registrant’s common stock at the lower price of $0.25 per share or 70% of the average of the three lowest Variable Weighted Average Price (“VWAP”) for the Registrant’s common stock for the twenty trading days prior to an election to convert. The Warrant for 1,000,000 common shares is exercisable until September 30, 2025, either at an exercise price of $0.25 per share or in a cashless exercise, subject to the Registrant filing a registration statement including the shares of common stock that may be issued upon exercise of the Warrant. The first closing occurred October 5, 2020 and the Company received a check for $500,000. The Company received two payments in the amount of $250,000 each on November 20, 2020 and November 24, 2020 in connection with the second closing.

The Registrant also entered into an Equity Line of Credit pursuant to an Equity Purchase Agreement with Brown Stone Capital, LP, dated September 30, 2020. Pursuant to the Equity Purchase Agreement, Brown Stone agreed to invest up to $14,000,000 to purchase the Registrant’s Common Stock, par value $0.0001 per share. The purchase price of the common shares is the lesser of the Fixed price or Market price. The Fixed price is $0.50 per share in years 1 and 2, after the effectiveness of a registration statement, and $1.00 per share in years 3, 4 and 5 after the effectiveness of a registration statement covering the underlying shares. The Market price is 70% of the three lowest Variable Weighted Average Price (“VWAP”) for the Company’s common stock during the 10 trading day period immediately prior to the conversion date. In addition, the Company and Brown Stone entered into a Registration Rights Agreement, whereby the Registrant agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, and applicable state securities laws, with respect to the shares of Common Stock issuable for Brown Stone’s investment pursuant to the Equity Purchase Agreement. The Equity Purchase Agreement terminates five years after the Effective Date, or conditioned upon the following events: (i) when Brown Stone has purchased the maximum purchase amount; or (ii) in the event a voluntary or involuntary bankruptcy petition is filed concerning the Registrant; or, (iii) if a Custodian is appointed for the Registrant or if the Registrant makes a general assignment for all or substantially all of its property for the benefit of its creditors.

The Company will continue to seek additional capital through the sale of its common stock, debt financing and through expansion of its existing and new products. If these goals do not materialize as planned, we believe that the Company can reduce its operating and product development costs and that would allow us to maintain sufficient cash levels to continue operations. However, if we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

32

Comparison of 2019 to 2018

Operating Activities - For the year ended December 31, 2019 and 2018, the Company used cash for operating activities of $763,000 and $1,830,000, respectively. Operating activities consist of corporate overhead and development of our mobile games and applications. Decreases are due to decreases in operating expenses. See the above results of operations discussion for more details.

Investing Activities – During the year ended December 31, 2019, the Company did not have cashflows from investing activities. During the year ended December 31, 2018, the Company paid $50,000 for certain licensing rights related to its game “Pocket Starships”.

Financing Activities – During the year ended December 31, 2019, the Company borrowed $749,000 from related party short-term advances. During the year ended December 31, 2018, the Company sold 6,700,000 shares of restricted common stock to third parties and one related party for $905,000, borrowed $313,000 from related party short-term advances, borrowed $200,000 from a related party line of credit, and borrowed $400,000 from convertible debt from third-party lenders.

Comparison of the Nine Months Ended September 30, 2020 to 2019

Operating Activities - For the nine months ended September 30, 2020, the Company used cash in operating activities of $79,000. For the nine months ended September 30, 2019, the Company used cash in operating activities of $737,000. Operating activities consist of corporate overhead and development of our mobile games and applications. Decreases are due to a combination of increased revenues and decreases in operating expenses. See the above results of operations discussion for more details.

Investing Activities - During the nine months ended September 30, 2020, the Company purchased property and equipment for $5,000 and sold property and equipment for $8,000. The Company had no investing activities during the nine months ended September 30, 2019.

Financing Activities - During the nine months ended September 30, 2020, the Company borrowed $71,000 from the U.S. Small Business Administration pursuant to the Paycheck Protection Program and received a $3,000 Economic Injury Disaster Loan (EIDL) grant from the U.S. Small Business Administration. Subsequent to September 30, 2020, the Company received $500,000 pursuant to a convertible note agreement entered into as of September 30, 2020 which funded on October 5, 2020.

The Company expects future development and expansion will be financed through existing funding arrangements, cash flows from operations and other forms of financing such as the sale of additional equity and debt securities, capital leases and other credit facilities. There are no assurances that such financing will be available on terms acceptable or favorable to the Company.

The Company currently does not have sufficient cash and liquidity to meet its anticipated working capital for the next twelve months. The Company expects future development and expansion will be financed through existing funding arrangements, cash flows from operations and other forms of financing such as the sale of additional equity and debt securities, capital leases and other credit facilities. If our sales goals for our products do not materialize as planned, we believe that the Company can reduce its operating and product development costs that would allow us to maintain sufficient cash levels to continue operations. However, if we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

The Company may also decide to expand and/or diversify, through acquisition or otherwise, in other related or unrelated business areas if opportunities present themselves.

33

GOVERNMENT REGULATIONS

The Company is subject to all pertinent Federal, State, and Local laws governing its business. Each subsidiary is subject to licensing and regulation by a number of authorities in its State or municipality. These may include health, safety, and fire regulations. The Company's operations are also subject to Federal and State minimum wage laws governing such matters as working conditions, overtime and tip credits.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Note 1 to the Consolidated Financial Statements describes the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. Estimates are used for, but not limited to, contingencies and taxes. Actual results could differ materially from those estimates. The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the Consolidated Financial Statements.

Revenue Recognition

We determine revenue recognition by: (1) identifying the contract, or contracts, with our customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to performance obligations in the contract; and (5) recognizing revenue when, or as, we satisfy performance obligations by transferring the promised goods or services.

Game Revenues

Through our wholly owned subsidiary SPYR APPS, LLC, d/b/a SPYR GAMES, we develop, publish and co-publish mobile games, and then generate revenue through those games by way of advertising and in-app purchases. The Company’s dedicated mobile gaming applications can be downloaded through the app stores maintained by Apple and Google. The Company’s cross platform gaming application, which can be played on personal computers, Facebook and mobile devices, can be downloaded from the internet and Facebook as well as through the app stores maintained by Google and Amazon.

We operate our games as live services that allow players to play for free. Within these games players can purchase virtual items to enhance their game-playing experience. Our identified performance obligation is to display the virtual items within the game. Payment is required at time of purchase and the purchase price is a fixed amount.

Players can purchase our virtual items through various widely accepted payment methods offered in the games, including Apple iTunes accounts, Google Play accounts, Facebook local currency payments, PayPal and credit cards. Payments from players for virtual items are non-refundable and relate to non-cancellable contracts that specify our obligations.

For revenue earned through app stores, players utilize the app store’s local currency-based payments program to purchase virtual items in our games. For all payment transactions on these app store platforms, the app store remits to us 70% of the price we request to be charged to the player for each transaction, which represents the transaction price. We recognize revenue net of the amounts retained by the app stores for platform and payment processing fees.

Service Revenues

Our professional services arrangements are either fixed-fee billing or time-and-material billing arrangements. In fixed-fee billing arrangements, we agree to a predetermined fee for a predetermined set of professional services. We set the fee based upon our estimate of the time and costs necessary to complete the engagements. Under time-and-materials billing arrangements, the fee is based on the number of hours worked at the agreed upon billing rates. We recognize service revenue upon completion of the service.

34

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board (FASB) whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested, and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company's stock option and warrant grants is estimated using the Black-Scholes Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes Option Pricing model and based on actual experience. The assumptions used in the Black-Scholes Option Pricing model could materially affect compensation expense recorded in future periods.

The Company also issues restricted shares of its common stock for share-based compensation programs to employees and non-employees. The Company measures the compensation cost with respect to restricted shares to employees based upon the estimated fair value at the date of the grant and is recognized as expense over the period which an employee is required to provide services in exchange for the award. For non-employees, the Company measures the compensation cost with respect to restricted shares based upon the estimated fair value at measurement date which is either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete.

Loss Contingencies

The Company is subject to various loss contingencies arising in the ordinary course of business. The Company considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss contingency is accrued when management concludes that it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. The Company regularly evaluates current information available to us to determine whether such accruals should be adjusted.

RECENT ACCOUNTING PRONOUNCEMENTS

See Note 1 of the consolidated financial statements for discussion of recent accounting pronouncements.

35

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following table sets forth the name, age, and position of each executive officer and director of the Company:

Director's Name	Age	Office	Term Expires
James R. Thompson, Esq	59	President, Chief Executive Officer & General Counsel	January 31, 2025

Jennifer Duettra, Esq	43	Executive Vice President, Assistant General Counsel & Secretary	January 31, 2025

Barry D. Loveless, CPA	54	Chief Financial Officer	October 15, 2024

John Formichella	52	Director	October 31, 2021

Tim Matula	58	Director	December 31, 2021

Tad Mailander	65	Director	December 31, 2021

James R. Thompson - Effective February 1, 2015, James R. Thompson, Esq., was appointed the Company’s President and Chief Executive Officer for a term of five years. Effective January 10, 2020, the Board of Directors approved and the Company executed an amendment making the term of James R. Thompson’s employment agreement a rolling five year term consistent with the corresponding provisions of the employment agreements for Ms. Duettra and Mr. Loveless. There was no arrangement or understanding between Mr. Thompson and any other person pursuant to which he was selected as an officer. There exists no family relationship between any director, executive officer, and Mr. Thompson. Since graduating law school in 1986, Mr. Thompson has been engaged in the private practice of law with an emphasis in the areas of business, real estate and construction law, representing clients in both transactional and litigation matters. Prior to completing his legal studies, Mr. Thompson was awarded a Bachelor of Science Degree in Business Administration from the University of Denver in 1983. Since the beginning of the Company’s last fiscal year, Mr. Thompson was not involved in any transaction with any related person, promoter or control person of the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.

Jennifer Duettra - Effective February 9, 2015, Jennifer Duettra was appointed the Company’s Vice President and Assistant General Counsel for a rolling term of five years. Effective April 1, 2015, Jennifer Duettra was appointed the Company’s Secretary. There was no arrangement or understanding between Ms. Duettra and any other person pursuant to which she was selected as an officer. There exists no family relationship between any director, executive officer, and Ms. Duettra. Since graduating from Harvard Law School in 2004, Ms. Duettra has been actively engaged in the practice of law. Prior to completing her law studies, Ms. Duettra attended Colorado State University where in 2001 she was awarded a Bachelor of Arts Degree in Speech Communication and Political Science. Since the beginning of the Company’s last fiscal year, Ms. Duettra was not involved in any transaction with any related person, promoter or control person of the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.

Barry D. Loveless - Effective October 16, 2015, Barry D. Loveless was appointed the Company’s Chief Financial Officer for a rolling term of five years. There was no arrangement or understanding between Mr. Loveless and any other person pursuant to which he was selected as an officer. There exists no family relationship between any director, executive officer, and Mr. Loveless. Mr. Loveless is a licensed Certified Public Accountant, graduating with a Bachelor of Arts degree in Accounting from the University of Utah in 1992. Mr. Loveless completed his Masters of Professional Accountancy degree from the University of Utah in 1993. Mr. Loveless has practiced as a licensed Certified Public Accountant since 1995. Since 1998, Mr. Loveless served as an officer and shareholder of Robison, Hill & Co. While at Robison, Hill & Co. Mr. Loveless focused on providing professional accounting services for various public company clients including financial statement audits and registration statements along with the annual, interim and information filings required by the Securities Exchange Commission. He is a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants. Since the beginning of the Company’s last fiscal year, Mr. Loveless was not involved in any transaction with any related person, promoter or control person of the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.

36

Tim Matula joined Shearson Lehman Brothers as a financial consultant in 1992. In 1994 he joined Prudential Securities and when he left Prudential in 1997, he was Associate Vice President, Investments, Quantum Portfolio Manager. Since the beginning of the Company’s last fiscal year, Mr. Matula was not involved in any transaction with any related person, promoter or control person of the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.

John Formichella is a U.S. trained attorney and a leading expert in the Technology, Media & Telecommunications sector. He has more than 23 years of sophisticated technology transactional experience (5 in Taiwan, 18 in Thailand), covering technology development and licensing projects, data privacy issues, infrastructure and business process outsourcings, systems integrations, Enterprise Resource Planning (ERP) implementations, cloud computing and web hosting arrangements, data center and co-location agreements and telecommunications procurements. Mr. Formichella has also served as an advisor to local chambers of commerce and US Embassies in Thailand and Taiwan, and governmental bodies regarding Technology, Media & Telecommunications matters, including both the Office of the United States Trade Representative and United States Department of State in connection with international trade and telecommunications, and has provided testimony to members of the United States Senate on fact-finding missions in Thailand. Additionally, Mr. Formichella served as the Vice President/General Counsel of Wherever.net Holding Corporation, a NASDAQ-listed telecommunications company based in Hong Kong. As General Counsel, he was responsible for legal affairs of the listed company and for seven subsidiaries across the Asia-Pacific and the United States.

Tad Mailander serves as independent director. Mr. Mailander is an attorney licensed to practice before all of the Courts in the State of California. Mr. Mailander has been in practice since 1991 and is a member of the State Bar of California, the bars of the United States District Court for the Southern District of California, and the United States Court of Appeal for the Ninth Circuit.

The Company's Certificate of Incorporation provides that the board of directors shall consist of from one to nine members as elected by the shareholders. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

Board Meetings and Committees

The Directors and Officers will not receive remuneration from the Company for attendance at Board Meetings or participation on Committees until a subsequent offering has been successfully completed, or cash flow from operations permits, all in the discretion of the Board of Directors. Directors may be paid their expenses, if any, of attendance at such meetings of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. No compensation has been paid to the Directors. The Board of Directors may designate from among its members an executive committee and one or more other committees. No such committees have been appointed.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, James R. Thompson filed Form 4 late for four transactions which was corrected by filing form 5 on March 13, 2020. Jennifer Duettra filed Form 4 late for four transactions which was corrected by filing form 5 on March 13, 2020. Barry D Loveless filed Form 3 late for 7 transactions which was corrected by filing form 3 on March 25. Otherwise, we believe that all filing requirements applicable to our other executive officers, directors and greater than 10% stockholders during the fiscal year ended December 31, 2019 were satisfied.

37

Audit Committee Financial Expert

The Company's board of directors does not have an "audit committee financial expert," within the meaning of such phrase under applicable regulations of the Securities and Exchange Commission, serving on its audit committee. The board of directors believes that all members of its audit committee are financially literate and experienced in business matters, and that one or more members of the audit committee are capable of: (i) understanding generally accepted accounting principles ("GAAP") and financial statements; (ii) assessing the general application of GAAP principles in connection with our accounting for estimates, accruals and reserves; (iii) analyzing and evaluating our financial statements; (iv) understanding our internal controls and procedures for financial reporting; and (v) understanding audit committee functions, all of which are attributes of an audit committee financial expert. However, the board of directors believes that there is not any audit committee member who has obtained these attributes through the experience specified in the SEC's definition of "audit committee financial expert." Further, like many small companies, it is difficult for the Company to attract and retain board members who qualify as "audit committee financial experts," and competition for these individuals is significant. The board believes that its current audit committee is able to fulfill its role under SEC regulations despite not having a designated "audit committee financial expert."

EXECUTIVE COMPENSATION

Our primary objective of our senior officer compensation is to attract, motivate and retain qualified officers to lead the Company in the pursuit of its business goals and combine strategic thinking, creative talent, and strict corporate governance in order to position the Company to capitalize on a wide variety of business opportunities without being limited by any single industry or platform.

Compensation for executive officers is based upon their individual employment contracts with such base salary and annual bonuses as may be determined by the Chairman of the Board from time to time, payable in accordance with the regular practices of the Company.

The following table set forth the compensation of the Company’s executive officers for the year ended 2019 and 2018.

	Summary Compensation Table
	Name & Principal Position	Year	Salary $		Stock Awards $		All Others $	Total $
	James R. Thompson	2019	$ 258,000	(1)	$ 105,000	(6)	$ -	$ 363,000
	Chief Executive Officer &	2018	$ 286,000	(2)	$ 500,000	(7)	$ -	$ 786,000
	General Counsel

	Barry D. Loveless	2019	$ 157,000	(3)	$ 12,000	(8)	$ -	$ 169,000
	Chief Financial Office	2018	$ 159,000	(4)	$ 48,000	(9)	$ -	$ 207,000

	Jennifer D Duettra	2019	$ 125,000		$ 26,250	(10)	$ -	$ 151,250
	Executive Vice President,	2018	$ 125,000	(5)	$ 125,000	(11)	$ -	$ 250,000
	Assistant General Counsel &
	Secretary

(1)	2019 Salary includes $258,000 unpaid accrued salaries for the year ended December 31, 2019.
(2)	2018 Salary includes $175,000 unpaid accrued salaries for the year ended December 31, 2018.
(3)	2019 Salary includes $13,000 unpaid accrued salaries for the year ended December 31, 2019.
(4)	2018 Salary includes $26,000 unpaid accrued salaries for the year ended December 31, 2018.
(5)	2018 Salary includes $21,000 unpaid accrued salaries for the year ended December 31, 2018.
38

(6)	2019 Stock Award includes 1,000,000 shares of restricted common stock valued at fair value on grant date February 1, 2019.
(7)	2018 Stock Award includes 1,000,000 shares of restricted common stock valued at fair value on grant date February 1, 2018.
(8)	2019 Stock Award includes 300,000 shares of restricted common stock valued at fair value on grant date October 16, 2019.
(9)	2018 Stock Award includes 300,000 shares of restricted common stock valued at fair value on grant date October 16, 2018.
(10)	2019 Stock Award includes 250,000 shares of restricted common stock valued at fair value on grant date February 1, 2019.
(11)	2018 Stock Award includes 250,000 shares of restricted common stock valued at fair value on grant date February 1, 2018.

Employment Agreements

Effective February 1, 2015 the Company entered into an employment Agreement with James R. Thompson in which Mr. Thompson agreed to render services and assume fiduciary duties to protect and advance the best interests of the Company as Chief Executive Officer of the Company for a period of five years. Effective January 10, 2020, the Board of Directors approved and the Company executed an amendment making the term of James R. Thompson’s employment agreement a rolling five year term consistent with the corresponding provisions of the employment agreements for Ms. Duettra and Mr. Loveless. Mr. Thompson’s duties include but are not limited to: employing and terminating key employees, signing agreements and otherwise committing the Company consistent with policies and budgets established by the Company. The Company agreed to compensate Mr. Thompson with a base salary of $180,000 with annual predetermined increases paid in accordance with the regular payroll practices of the Company for executives, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations. In addition, at the beginning of each employment year, the Company agreed to issue to Mr. Thompson One Million (1,000,000) shares of the Company’s common stock. All common stock issued to Mr. Thompson was agreed to be restricted pursuant to Rule 144 and contained additional restrictions on Mr. Thompson’s re-sale limiting his sales to no more than 10,000 shares per day, plus an additional 10,000 shares per day for every 250,000 shares of daily trading volume. The Company also agreed to pay Mr. Thompson a signing bonus in the amount of $360,000 and to issue to Mr. Thompson 5,000,000 shares of the Company’s restricted common stock.

Effective February 1, 2015 the Company entered into an employment Agreement with Jennifer Duettra in which Ms. Duettra agreed to render services as Vice President and Assistant General Counsel to the Company for a rolling period of five years. Ms. Duettra’s duties include but are not limited to: providing such services and fiduciary duties as are necessary and desirable to protect and advance the best interests of the Company, signing agreements, and otherwise committing the Company consistent with policies and budgets established by the Company. The Company agreed to compensate Ms. Duettra with an annual base salary of $120,000, increased to $125,000 on February 1, 2016, paid in accordance with the regular payroll practices of the Company for executives, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations. In addition, at the beginning of each employment year, the Company agreed to issue to Ms. Duettra 250,000 shares of the Company’s common stock. All common stock issued to Ms. Duettra was agreed to be restricted pursuant to Rule 144, and contained additional restrictions limiting Ms. Duettra’s sales to no more than 5,000 shares per day for every 250,000 shares of daily trading volume. The Company also agreed to pay Ms. Duettra a signing bonus in the amount of $25,000, and issue to her 500,000 shares of the Company’s restricted common stock.

Effective October 16, 2015 the Company entered into an employment Agreement with Barry D. Loveless in which Mr. Loveless agreed to render services as Chief Financial Officer to the Company for a rolling period of five years. Mr. Loveless’s duties include but are not limited to: providing such services and fiduciary duties as are provided by a Chief Financial Officer of a publicly traded fully reporting company in compliance with the 1934 Securities and Exchange Act, the 2002 Sarbanes-Oxley Act, and the Rules and Regulations promulgated by the Securities and Exchange Commission. The Company agreed to compensate Mr. Loveless with an annual base salary of $150,000, increased to $155,000 on October 16, 2016, paid in accordance with the regular payroll practices of the Company for executives, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations. In addition, at the beginning of each employment year, the Company agreed to issue to Mr. Loveless 300,000 shares of the Company’s common stock. All common stock issued to Mr. Loveless was agreed to be restricted pursuant to Rule 144, and contained additional restrictions limiting Mr. Loveless’s sales to no more than 5,000 shares per day for every 250,000 shares of daily trading volume. The Company also agreed to pay Mr. Loveless a signing bonus in the amount of 300,000 shares of the Company’s restricted common stock.

39

Compensation of Directors

The Company does not have compensation agreements with its directors. During the year ended December 31, 2019, none of the Company’s directors were compensated for their service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Principal Shareholders

The table below sets forth information as to each person owning of record or who was known by the Company to own beneficially more than 5% of the 210,137,631 shares of issued and outstanding Common Stock of the Company as of January 21, 2021, and information as to the ownership of the Company’s Stock by each of its directors and executive officers and by the directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially owned by them.

Name and Address of Beneficial Owners & Directors	Nature of Ownership	# of Shares Owned		Percent
The 4811149 Irrevocable Trust	Common Stock	59,366,881	*	28.25%
Tim Matula	Common Stock	11,000,000		5.23%
James R. Thompson	Common Stock	11,000,000		5.23%
Jennifer Duettra	Common Stock	3,000,000		1.43%
Barry D. Loveless	Common Stock	3,100,000		1.48%
Tad Mailander	Common Stock	1,500,000		0.71%
John Formichella	Common Stock	300,000		0.14%
All Executive Officers and Directors as a Group (6 persons)	Common Stock	29,900,000		14.23%

*       Includes 31,638,209 shares of common stock, 107,636 shares of Series A preferred stock (convertible to 26,909,000 common shares), and 20,000 shares of Series E preferred stock (convertible to 819,672 common shares).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 5, 2017, the Company obtained a revolving line of credit from Berkshire Capital Management Co., Inc. which is controlled by the Company’s former chairman of the board. The line of credit allows the Company to borrow up to $1,000,000 with interest at 6% per annum. The loan is secured by a first lien on all the assets of the Company and its wholly owned subsidiary SPYR APPS®, LLC. The loan was fully drawn as of February 2018. Repayment on the loan is due December 31, 2021. As of December 31, 2020, the Company has borrowed $1,000,000 and accrued interest of approximately $204,000.

During 2018 and 2019, the Company has received an additional $1,062,000 in the form of short-term advances from Berkshire Capital Management Co., Inc. The Company has accrued interest on these short-term advances at 6% per annum. The short-term advances are due upon demand. As of December 31, 2020, the Company has borrowed $1,062,000 and accrued interest of approximately $122,000.

During January 2018, the Company issued 500,000 shares of restricted common stock to the father of an executive officer of the Company for cash of $50,000.

40

During the year ended December 31, 2018, the Company, received $130,000 in revenue for professional services rendered to a related Limited Liability Company whose managers are also officers of SPYR, Inc. and whose majority owner is Berkshire Capital Management Co., Inc. During the year ended December 31, 2019, the Company, received $70,000 in revenue for professional services rendered to this same related Limited Liability Company.

During the year ended December 31, 2019, the Company, received $232,000 in revenue for professional services rendered to Berkshire Capital Management Co., Inc.

During the period from January 1 through March 31, 2020, the Company, received $185,000 in revenue for professional services rendered to Berkshire Capital Management Co., Inc.

Where You Can Find More Information

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this Prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

41

The information in this Prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SPYR®, Inc.

Shares of Common Stock

Prospectus

February 3, 2021

Part II

Information Not Required in Prospectus

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholder will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the selling stockholder’s legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$272.75
Accounting fees, Legal fees and expenses	$6,000.00
Miscellaneous fees and expenses	$—
Total	$6,272.75

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Nevada law

Section 78.751 of the Nevada General Corporation Laws provides as follows: “78.751 Indemnification of officers, directors, employees and agents; advance of expenses. 1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was lawful.”

42

“A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.”

“Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.”

“To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.”

“Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.”

“The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

43

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

44

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, the Company has sold the following unregistered securities:

Year Ended December 31, 2017

During the year ended December 31, 2017, the Company issued an aggregate of 750,000 restricted common shares to an existing shareholder and former officer/employee for cash of $300,000. The shares had a fair value of $510,000 at the date of sale, and as a result, the Company reflected an additional expense of $210,000 to account the difference between the sale price and the fair market value of common shares sold. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During the year ended December 31, 2017, the Company issued an aggregate of 2,050,000 restricted common shares to employees with a total fair value of $1,109,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date earned under the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During the year ended December 31, 2017, the Company issued an aggregate of 12,691,924 restricted common shares to consultants with a total fair value of $3,758,000. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date earned under the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During the year ended December 31, 2017, the Company issued an aggregate of 8,000,000 restricted common shares to third parties with a total fair value of $3,320,000. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date earned under the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

Year Ended December 31, 2018

During the year ended December 31, 2018, the Company issued 500,000 restricted common shares pursuant to stock purchase agreements with a related party for cash of $50,000. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During the year ended December 31, 2018, the Company issued 6,200,000 restricted common shares pursuant to stock purchase agreements with third party investors for cash of $855,000. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During the year ended December 31, 2018, the Company issued 1,550,000 restricted common shares to employees with a total fair value of $673,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date earned under the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During the year ended December 31, 2018, the Company issued 6,068,681 restricted common shares pursuant to third party service agreements. These shares were recorded at fair value of $2,152,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date earned under the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During the year ended December 31, 2018, the Company issued 3,500,000 common shares pursuant to a court approved litigation settlement agreement. These shares were recorded at fair value of $1,983,000. The Company relied upon the Section 3(a)(10) exemption from the registration requirements of the 1933 Securities and Exchange Act; 15 U.S.C. §77a et seq.

45

Year Ended December 31, 2019

During the year ended December 31, 2019, the Company issued an aggregate of 1,550,000 shares of restricted common stock to employees with a total fair value of $143,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date earned under the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During the year ended December 31, 2019, the Company issued an aggregate of 25,000 shares of restricted common stock to consultants with a total fair value of $1,000. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date earned under the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During the year ended December 31, 2019, the Company issued an aggregate of 1,000,000 shares of common stock in conversion of notes payable with a total fair value of $100,000. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

Subsequent to December 31, 2019

During February 2020, the Company issued 1,250,000 restricted common shares to employees with a total fair value of $25,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date earned under the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During August 2020, the Company issued an aggregate of 1,007,500 shares of common stock in conversion of notes payable with a total fair value of $151,500. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During October 2020, the Company issued an aggregate of 2,400,000 shares of common stock in conversion of notes payable with a total fair value of $300,000. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During October 2020, the Company issued 4,300,000 restricted common shares to employees with a total fair value of $719,410 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date earned under the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

During October 2020, the Company issued 300,000 restricted common shares to a director with a total fair value of $30,000 for services rendered. The shares issued are non-refundable and deemed earned upon issuance. The shares issued were valued at the date earned under the respective agreements. The Company relied upon the Section 4(a)(2) exemption from registration provided by Rule 506(b) of Regulation D.

EXHIBITS

Exhibit No.	Description

3.1	Articles of Incorporation of SPYR®, Inc. (1)
3.2	Amended Articles of Incorporation of SPYR®, Inc. (1)
3.3	Bylaws of SPYR®, Inc. (1)
5.1	Opinion of Mailander Law Office, Inc.
10.1	Stock Purchase Agreement, Applied MagiX (1)
14.1	Code of Business Conduct and Ethics. (1)
23.1	Consent of Haynie & Company
23.2	Consent of Counsel (included in Exhibit 5.1 filed as Exhibit 5.1).

(1)              Incorporated by reference.

46

Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

47

(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

48

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on February 3, 2021.

SPYR®, INC

By:	/s/ James R. Thompson
James R. Thompson
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James R. Thompson	Chief Executive Officer	February 3, 2021
James R. Thompson	(Principal Executive Officer)

/s/ Barry Loveless	Chief Financial Officer	February 3, 2021
Barry Loveless	(Principal Financial Officer)

/s/ Timothy Matula
Timothy Matula	Director	February 3, 2021

/s/ John P. Formichella
John P. Formichella	Director	February 3, 2021

/s/ Tad Mailander
Tad Mailander	Director	February 3, 2021

49